EXHIBIT 10.2

AMENDED AND RESTATED SECURITY AND INTERCREDITOR AGREEMENT

AMONG

ALLEGHENY ENERGY SUPPLY COMPANY, LLC,

THE OTHER PERSONS REFERRED TO HEREIN AS GRANTORS,

CITICORP NORTH AMERICA, INC.,

as Administrative Agent,

LAW DEBENTURE TRUST COMPANY OF NEW YORK,

as Indenture Trustee,

AND

CITIBANK, N.A.,

as Collateral Agent, Intercreditor Agent and Depository Bank,

dated as of February 21, 2003

as amended and restated in its entirety on March 8, 2004

TABLE OF CONTENTS

		Page
	ARTICLE I
	DEFINITIONS AND INTERPRETATION

Section 1.01	Definitions	2

Section 1.02	Principles of Interpretation	2

	ARTICLE II
	SECURED OBLIGATIONS AND PREPAYMENTS

Section 2.01	Recalculation	4

Section 2.02	Secured Obligations	5

Section 2.03	Mandatory Prepayments	6

Section 2.04	Voluntary Prepayments	7

Section 2.05	Prepayments Generally	7

Section 2.06	Application of Proceeds in Certain Instances	11

Section 2.07	Payments	11

Section 2.08	Amounts Not Subject to Sharing	11

Section 2.09	Payments Received by Any Other Creditor Party	12

Section 2.10	Presumption Regarding Payments	12

Section 2.11	No Separate Security	13

Section 2.12	Priority of Liens	13

Section 2.13	Additional Secured Debt	13

	ARTICLE III
	REPRESENTATIONS AND WARRANTIES

Section 3.01	Representations and Warranties of the Grantors	14

	ARTICLE IV
	RECOVERY EVENT PROCEEDS ACCOUNTS

Section 4.01	Creation of Recovery Event Proceeds Account	16

v

Schedules:

Schedule 3.01(a)	-	Name, Location, Chief Executive Office, Place Where Agreements Are Maintained, Type of Organization, Jurisdiction of Organization and Organizational Identification Number; Trade Names and Domain Names; Changes in Name, Location, Etc.

Schedule 3.01(b)	-	Previous Location of Material Equipment

Schedule 3.01(f)	-	Pledged Equity

Schedule 3.01(g)	-	Initial Controlled Accounts and Operating Accounts

Schedule 5.01(h)	-	Commercial Tort Claims

Schedule 5.04(b)	-	Real Property Schedule

Schedule A-1	-	Operating Agreements

Exhibits:

Exhibit A	-	Form of Security Agreement Supplement

Exhibit B	-	Form of Accession Agreement

Exhibit C	-	Form of Account Control Agreement

Exhibit D	-	Form of Incumbency Certificate

Exhibit E-1	-	Form of Consent and Agreement (West Virginia)

Exhibit E-2	-	Form of Consent and Agreement (Other States)

Exhibit F	-	Real Property Requirements

Appendices:

Appendix A-1	-	Definitions

AMENDED AND RESTATED SECURITY AND INTERCREDITOR AGREEMENT

AMENDED AND RESTATED SECURITY AND INTERCREDITOR AGREEMENT, dated as of February 21, 2003, as amended and restated in its entirety on March 8, 2004 (such date being the “Amendment Date”), made by and among (capitalized terms used herein shall have the meanings assigned thereto in Section 1.01 of this Agreement):

ALLEGHENY ENERGY SUPPLY COMPANY, LLC, a Delaware limited liability company (the “Company”);

Each of the Persons (other than the Company) listed on the signature pages hereof as a Grantor and the Additional Grantors (as defined in Section 9.04) (the Company, the Persons so listed and the Additional Grantors being collectively referred to herein as the “Grantors”);

CITICORP NORTH AMERICA, INC. (“CNAI”), not in its individual capacity except as expressly set forth herein but solely as administrative agent for the Term B Lenders and the Term C Lenders (solely in such capacity, the “Administrative Agent”);

LAW DEBENTURE TRUST COMPANY OF NEW YORK, not in its individual capacity except as expressly set forth herein but solely as indenture trustee on behalf and for the benefit of the Amended Note Noteholders (in such capacity, the “Indenture Trustee”); and

CITIBANK, N.A. (“Citibank”), not in its individual capacity except as expressly set forth herein but solely as (a) intercreditor agent (solely in such capacity, the “Intercreditor Agent”) for the Creditor Parties, (b) the depository bank (solely in such capacity, the “Depository Bank”) and (c) collateral agent on behalf and for the benefit of the Secured Parties (solely in such capacity, the “Collateral Agent”).

PRELIMINARY STATEMENTS

(1) The Company is party to that certain Amended and Restated Indenture, dated as of February 21, 2003 (said indenture, as amended, amended and restated, supplemented or otherwise modified from time to time, being the “Refinancing Indenture”), together with Law Debenture Trust Company of New York, as Indenture Trustee, and Bank One Trust Company, N.A., as Security Registrar and Paying Agent, pursuant to which the Company has issued the Amended A Notes, the Amended B Notes and the Amended C Notes.

(2) The Company is a party to (a) that certain Credit Agreement, dated as of February 21, 2003, as amended and restated in its entirety as of March 8, 2004 (said agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the “Term B Credit Agreement”), with the lenders and other financial institutions party thereto (the “Term B Lenders”) and the Administrative Agent pursuant to which the Term B Lenders have (i) established a new loan facility which is secured by both the Group Assets (as hereinafter defined) and the Springdale Assets (as hereinafter defined) in the order of priorities set forth herein in an initial aggregate principal amount of up to $650,000,000 (the “Group Assets Facility”) and (ii) continued a loan facility which is secured solely by the Springdale Assets in the order of priorities set forth herein in an initial aggregate principal amount of up to $100,000,000 (the “Springdale Tranche B Facility” and together with the

Group Assets Facility, the “Term B Facility”) and (b) that certain Term C Credit Agreement, dated as of March 8, 2004 (said agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, the “Term C Credit Agreement” and together with the Term B Credit Agreement, the “Term Credit Agreements”), with the lenders and other financial institutions party thereto (the “Term C Lenders” and together with the Term B Lenders, the “Term Lenders”) and the Administrative Agent pursuant to which the Term C Lenders have established a loan facility which is secured by both the Group Assets and the Springdale Assets in the order of priorities set forth herein in an initial aggregate principal amount of up to $500,000,000 (the “Term C Facility” and together with the Term B Facility, the “Term Facilities”).

(3) The Company has applied the proceeds of the Group Assets Facility and the Term C Facility to repay certain outstanding amounts under the Initial Credit Agreements and the Debt incurred under such Facilities constitutes Additional Secured Debt.

(4) Subject to the terms of the Financing Documents, the Company or the other Grantors may from time to time incur and secure additional Debt which is entitled to the benefits of this Agreement and the other Collateral Documents.

NOW, THEREFORE, to secure the Secured Obligations and, the Springdale Obligations and the performance of the Company’s and the other Grantors’ Obligations under the Financing Documents, and in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.01 Definitions. (a) Defined terms used in this Agreement and the Schedules and Exhibits to this Agreement have the meanings assigned to them in Appendix A-1.

(b) Terms defined in Article 8 or 9 of the UCC and/or in the Federal Book Entry Regulations are used in this Agreement as such terms are defined in such Article 8 or 9 and/or the Federal Book Entry Regulations.

Section 1.02 Principles of Interpretation. (a) Except to the extent expressly provided to the contrary in this Agreement or to the extent that the context otherwise requires, in this Agreement:

(i) the table of contents and Article and Section headings contained in this Agreement are for convenience only and shall not affect the interpretation of this Agreement or any other Financing Document;

(ii) references to any document, instrument or agreement, including any Financing Document, shall include (A) all exhibits, annexes, schedules, appendices or other attachments thereto and (B) all documents, instruments or agreements issued or executed in replacement thereof;

(iii) references to a document or agreement, including any Financing Document, shall be deemed to include any amendment, restatement, modification, supplement or replacement thereto entered into in accordance with the terms thereof and the terms of the Financing Documents; provided that notwithstanding the foregoing, no reference to any of the Initial Credit Agreements, the Refinancing Indenture, the Term Loan Documents, the Initial Credit Facility Notes or the Amended Notes shall be deemed to include any Replacement Senior Debt Agreement, the proceeds of which were used to repay the Senior Debt Obligations outstanding under any Initial Credit Agreement, the Refinancing Indenture, the Term Loan Documents, any Initial Credit Facility Note or any Amended Note, as the case may be.

(iv) the words “include”, “includes” and “including” are not limiting;

(v) references to any Person shall include such Person’s successors and permitted assigns (and in the case of any Governmental Authority, any Person succeeding to such Governmental Authority’s functions and capacities);

(vi) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(vii) references to “days” shall mean calendar days;

(viii) the singular includes the plural and the plural includes the singular;

(ix) references to Applicable Law, generally, shall mean Applicable Law as in effect from time to time, and references to any specific Applicable Law shall mean such Applicable Law, as amended, modified or supplemented from time to time, and any Applicable Law successor thereto;

(x) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”; and

(xi) any reference in this Agreement to an Article, Section, Schedule, Appendix or Exhibit is to the article or section of, or a schedule, appendix or exhibit to this Agreement unless otherwise indicated, and Schedules, Appendices and Exhibits to this Agreement shall be deemed incorporated by reference in this Agreement.

(b) This Agreement is the result of negotiations among the parties thereto and their respective counsel. Accordingly, this Agreement shall be deemed the product of all parties thereto, and no ambiguity in this Agreement shall be construed in favor of or against any Grantor or any Creditor Party.

ARTICLE II

SECURED OBLIGATIONS AND PREPAYMENTS

Section 2.01 Recalculation. (a) As soon as reasonably practicable after each Recalculation Date, (i) for so long as any Senior Debt Obligations remain outstanding under any Amended B Note, (A) the outstanding principal amount owed to any Consenting Amended Note Noteholder under any Amended B Note at such time shall, in accordance with clause (b) below, be reduced by an amount equal to each such Consenting Amended Note Noteholder’s ratable share of the Available Basket Amount for such Recalculation Date (such amount being each such Consenting Amended Note Noteholder’s “Reduced Unsecured Principal Amount”) and (B) the outstanding principal amount of the Amended A Notes held by such Consenting Amended Note Noteholder shall, in accordance with clause (b) below, be increased by an amount equal to such Consenting Amended Note Noteholder’s Reduced Unsecured Principal Amount for such Recalculation Date and (ii) at such time as no Senior Debt Obligations remain outstanding under any Amended B Note, if any Springdale Tranche B Advances remain outstanding, (A) the outstanding principal amount of the Springdale Tranche B Advances owed to each Term B Lender shall, in accordance with clause (b) below, be reduced by an amount equal to each such Springdale Lender’s ratable share of the Available Basket Amount for such Recalculation Date (such amount being each such Term B Lender’s “Reduced Springdale Undersecured Principal Amount”) and (B) the outstanding principal amount of the Advances owed to each such Term B Lender under the Group Assets Facility shall, in accordance with clause (b) below, be increased by an amount equal to such Term B Lender’s Reduced Springdale Undersecured Principal Amount for such Recalculation Date.

(b) The increase in the outstanding principal amount under any Amended A Note or the outstanding principal amount of the Advances under the Group Assets Facility and the reduction in the principal amount outstanding under the Amended B Notes or the Springdale Tranche B Facility pursuant to clause (a) above with respect to any Reduced Unsecured Principal Amount or Reduced Springdale Undersecured Principal Amount, as the case may be, shall automatically and permanently occur upon the creation and perfection by the Grantors of all Liens in favor of the Collateral Agent (for the benefit of the relevant Secured Parties) which may be necessary in order to fully secure such increased outstanding principal amount under the Amended A Notes or the Advances outstanding under the Group Assets Facility (as the case may be) (and all interest, fees and other amounts relating thereto) with, the properties, asset, rights or interests of the Grantors, and each Grantor hereby agrees that it shall as soon as reasonably practicable and, in any event promptly after a request by the Intercreditor Agent or the Indenture Trustee, take all action necessary to create and perfect such Lien in accordance with Section 5.04 and the Real Property Requirements; provided that notwithstanding anything to the contrary contained in this Agreement, none of the Grantors, individually or collectively, shall be obligated to create or perfect a Lien to secure aggregate Debt in excess of the total amount of the Bond Lien Basket Debt at any time.

(c) After giving effect to any recalculation pursuant to clause (a) of the outstanding principal amount under the Amended A Notes or the Advances outstanding under the Group Assets Facility (as the case may be), and upon the creation and perfection of all Liens relating thereto pursuant to clause (b), all such amounts shall constitute Secured Obligations for purposes of this Agreement and the other Collateral Documents.

(d) On the day that is 10 days prior to each day that is a Recalculation Date as a result of clause (b) of the definition thereof, and promptly after each day that is a Recalculation Date as a result of clause (a) or (c) of the definition thereof, the Intercreditor Agent shall send written notice to the Administrative Agent and the Indenture Trustee that a Recalculation Date will occur or has occurred, as the case may be, and specify such Recalculation Date.

(e) Promptly after receiving such notice, (i) the Indenture Trustee shall send written notice to the Intercreditor Agent specifying the aggregate outstanding principal amount of the Amended B Notes and (ii) the Administrative Agent shall send written notice to the Intercreditor Agent specifying the aggregate outstanding principal amount of the Advances owed to the Term B Lenders under the Springdale Tranche B Facility, as such amounts were in effect prior to any recalculation made or to be made on the relevant Recalculation Date.

(f) Promptly after it has received the notice contemplated in clause (e) from the Indenture Trustee or the Administrative Agent, as the case may be, the Intercreditor Agent shall give written notice to the Indenture Trustee or the Administrative Agent, as the case may be, which notice shall specify: (i) the Recalculation Date to which such notice relates, (ii) the amount, if any, of increase in the outstanding principal amount of the Amended A Notes or Advances outstanding under the Group Assets Facility, as the case may be, and the corresponding decrease in the outstanding principal amount of the Amended B Notes or the Springdale Tranche B Advances, as the case may be, (iii) the date of effectiveness of such increase and corresponding decrease, (iv) the Available Basket Amount for the relevant Recalculation Date, (v) the aggregate amount of the Reduced Unsecured Principal Amounts for the relevant Recalculation Date, (vi) the aggregate amount of the Reduced Springdale Undersecured Principal Amounts for the relevant Recalculation Date, and (vii) the aggregate outstanding principal amount of the Amended B Notes and the Advances outstanding under the Springdale Tranche B Facility, in each case on the relevant Recalculation Date (after giving effect to any recalculation of such amount on such date).

Section 2.02 Secured Obligations. Notwithstanding anything herein to the contrary, (a) the Amended A Notes shall constitute Secured Obligations immediately after the Existing A Notes shall have been amended and assumed by the Company in accordance with the terms of the Refinancing Indenture, (b) the Obligations under the Springdale Tranche B Facility shall constitute Springdale Obligations immediately after the Company shall have received (or be deemed to have received under the terms of the Term B Credit Agreement) the proceeds from the Advances to be made under the Springdale Tranche B Facility pursuant to the terms of the Term B Credit Agreement and (c) any Additional Secured Debt Obligations shall constitute Secured Obligations immediately upon the receipt and application of the proceeds therefrom and the perfection of the Liens created in favor thereof in accordance with the terms of the Financing Documents and the Real Property Requirements. At such time as any of the Senior Debt Obligations shall constitute Secured Obligations pursuant to the terms of Section 2.01 or 2.02(a), such Senior Debt Obligations shall be subject to and secured by, and entitled to the benefits of, this Agreement and the other Collateral Documents shall rank as follows, without preference by reason of date of incurrence with respect thereto, order of filing or otherwise of the Senior Debt Obligations (including the Secured Obligations) under any of the Financing Documents:

(i) with respect to the Springdale Assets only, (A) the Springdale Liens (Springdale Lenders) shall constitute a first priority lien or security interest in the Springdale Assets and (B) the Springdale Liens (Refinancing Obligations) and, to the extent any Additional Secured Debt Obligations are then outstanding, the Springdale Liens (Additional Secured Debt Obligations) shall constitute a second priority lien or security interest in the Springdale Assets, ranking in the case of this clause (B) equally as between themselves and junior in priority to the Springdale Liens (Springdale Lenders); and

(ii) with respect to the Group Assets only, the Group Assets Liens (Refinancing Obligations) and, to the extent any Additional Secured Debt Obligations are then outstanding, the Group Assets Liens (Additional Secured Debt Obligations) shall, subject to the PCB Liens, constitute a first priority lien or security interest in the Group Assets, ranking equally as between themselves.

Section 2.03 Mandatory Prepayments. The Company shall make a prepayment to the Intercreditor Agent of the Senior Debt Obligations in each case in accordance with Section 2.05 at the following times and in the following amounts (such applicable amounts being referred to as “Designated Proceeds”):

(a) Within 10 Business Days after receipt by the Company or any of its Subsidiaries of cash proceeds in respect of any Asset Sale other than any Asset Sale in respect of the Springdale Assets (a “Non-Springdale Asset Sale”), (i) prior to the repayment in full of the Senior Debt Obligations outstanding under the Springdale Tranche B Facility, in an aggregate principal amount equal to (A) 50% of the Net Cash Proceeds received by the Company or any of its Subsidiaries in connection with such Non-Springdale Asset Sale until such time as the aggregate Net Cash Proceeds received by the Company or any of its Subsidiaries in respect of all such Non-Springdale Asset Sales since the Amendment Date exceeds $300,000,000 and (B) 100% of the Net Cash Proceeds received by the Company or any of its Subsidiaries in connection with such Non-Springdale Asset Sale once the aggregate Net Cash Proceeds received by the Company or any of its Subsidiaries in respect of all Asset Sales since the Amendment Date exceeds $300,000,000, and (ii) after repayment in full of the Senior Debt Obligations outstanding under the Springdale Tranche B Facility, in an aggregate principal amount equal to 75% of the Net Cash Proceeds received by the Company or any of its Subsidiaries in connection with such Non-Springdale Asset Sale; provided that the foregoing clauses (i) and (ii) shall not apply to Non-Springdale Asset Sales, the proceeds (or any amount equal to anticipated proceeds) of which are (1) used or committed to be used by the Company or any of its Subsidiaries for the financing of fixed or capital assets to be used in the business of the Company and its Subsidiaries prior to or within 12 months after any such Non-Springdale Asset Sale or (2) individually or in the aggregate for any Non-Springdale Asset Sales in any fiscal year less than $10,000,000.

(b) Within three Business Days of receipt by the Company or any of its Subsidiaries of Net Cash Proceeds relating to any Equity Issuance by the Company or any of its Subsidiaries, in an aggregate principal amount equal to 50% of the Net Cash Proceeds from such Equity Issuance; provided, however, that the provisions of this clause (b) shall not apply to any Equity Issuance made by the Company to the Parent in connection with the making by the Parent of a cash equity contribution required by Section 4.01(a) of the Intercreditor Agreement or which is made by the Company to the Parent for the purpose of permitting the Parent to return to the Company proceeds of a cash distribution received by the Parent pursuant to Section 4.01(b) of the Intercreditor Agreement.

(c) Within three Business Days of receipt by the Company or any of its Subsidiaries of Net Cash Proceeds relating to any Debt Issuance, in an aggregate principal amount equal to 100% of the Net Cash Proceeds from such Debt Issuance.

(d) No later than 90 days after the end of each fiscal year of the Company, commencing with the fiscal year ending on December 31, 2004, in an aggregate principal amount equal to the Required Prepayment Percentage of Excess Cash Flow for the fiscal year then ended.

(e) With respect to any Recovery Event Proceeds received in respect of any of the Group Assets, to the extent required under Section 4.14.

(f) With respect to any Recovery Event Proceeds received in respect of the Springdale Assets, to the extent required under Section 4.14.

(g) Within 10 Business Days after any Asset Sale in respect of the Springdale Assets, in an aggregate amount equal to the Net Cash Proceeds received by the Company or any of its Subsidiaries in connection with such Sale.

Section 2.04 Voluntary Prepayments.

(a) The Company may, upon at least one Business Day’s notice in the case of Base Rate Advances and three Business Days’ notice in the case of Eurodollar Rate Advances, in each case to the Intercreditor Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given, the Company shall, prepay the outstanding aggregate principal amount of the Advances in whole or in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid and any other amounts payable pursuant to Section 2.05(c); provided that each partial prepayment shall be in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof; and provided further that any such prepayment shall be in the order set forth in Section 2.05(a)(ii).

(b) So long as any Senior Debt Obligations remain outstanding under any of the Initial Credit Agreements, the Company shall not make any election to redeem any of the Amended Notes under Article Eleven of the Refinancing Indenture.

Section 2.05 Prepayments Generally. (a) (i) Subject to Sections 2.05(d), 2.05(e) and 2.05(f), Designated Proceeds required to be applied to repay the Senior Debt Obligations pursuant to Section 2.03(a), or 2.03(e), shall be paid to the Intercreditor Agent for further distribution in accordance with the terms of the relevant Financing Documents to the Indenture Trustee, the Administrative Agent and any other Representative Agent under any other Prepayable Senior Debt Agreement to be applied to repay the outstanding principal amount of the Senior Debt Obligations in the following order of priority:

first, to ratably repay the principal amount of the Senior Debt Obligations then outstanding under the Springdale Tranche B Facility and the Amended B Notes (if any), together with interest to the date of such payment on the principal amount so repaid and any other amounts payable in connection with such payment pursuant to Section 2.05(c), until all Senior Debt Obligations under the Springdale Tranche B Facility have been repaid in full; and

second, to ratably repay (A) the outstanding principal amount of the Senior Debt Obligations under the Amended Intercreditor Notes and (B) the outstanding principal amount of the Senior Debt Obligations under any Prepayable Senior Debt Agreement (including, under the Term Credit Agreements), together in each such case, with interest to the date of such payment on the principal amount so repaid and any other amounts payable in connection with such payment pursuant to Section 2.05(c), until all such Senior Debt Obligations have been repaid in full.

(ii) Subject to Sections 2.05(d), 2.05(e) and 2.05(f), Designated Proceeds required to be applied to prepay the Senior Debt Obligations pursuant to Section 2.03(b), 2.03(c) or 2.03(d) or voluntarily undertaken pursuant to Section 2.04 shall be paid to the Intercreditor Agent for further distribution to the Indenture Trustee and each other Representative Agent (including the Administrative Agent) under any Prepayable Senior Debt Agreement to be applied in the following order of priority:

first, to ratably repay the principal amount of the Senior Debt Obligations then outstanding under the Springdale Tranche B Facility and, so long as any Initial Credit Facility Event of Default shall have occurred and be continuing, the Amended B Notes (if any), together with interest to the date of such payment on the principal amount so repaid and any other amounts payable in connection with such payment pursuant to Section 2.05(c), until all Senior Debt Obligations under the Springdale Tranche B Facility have been repaid in full; and

second, to ratably repay (A) so long as any Initial Credit Facility Event of Default shall have occurred and be continuing, the remaining outstanding principal amount of the Senior Debt Obligations under the Amended Intercreditor Notes, together with interest to the date of such payment on the principal amount so repaid and any other amounts payable in connection with such payment pursuant to Section 2.05(c), until all such Senior Debt Obligations have been repaid in full; and (B) the outstanding Senior Debt Obligations under any Prepayable Senior Debt Agreement at such time (including under the Term Credit Agreements), together, in each such case, with interest to the date of such payment on the principal amount so repaid and any other amounts payable in connection with such payment pursuant to Section 2.05(c), until all such Senior Debt Obligations have been repaid in full.

(iii) Subject to Sections 2.05(d), 2.05(e) and 2.05(f), Designated Proceeds required to be applied to prepay the Senior Debt Obligations pursuant to Section 2.03(f) or 2.03(g), shall be paid to the Intercreditor Agent for further distribution to the Indenture Trustee and each other Representative Agent (including the Administrative Agent) under any Prepayable Senior Debt Agreement to be applied in the following order of priority:

first, to ratably repay the principal amount of the Senior Debt Obligations then outstanding under the Springdale Tranche B Facility, together with interest to the date of such payment on the principal amount so repaid and any other amounts payable in connection with such payment pursuant to Section 2.05(c), until all Senior Debt Obligations in respect of the Springdale Tranche B Advances have been repaid in full; and

second, to ratably repay (A) the outstanding principal amount of the Senior Debt Obligations under the Amended Intercreditor Notes, together, with interest to the date of such payment on the principal amount so repaid and any other amounts payable in connection with such payment pursuant to Section 2.05(c), until all such Senior Debt Obligations have been repaid in full and (B) all outstanding Senior Debt Obligations under any Prepayable Senior Debt Agreement at such time (including under the Term Credit Agreements), together, with interest to the date of such payment on the principal amount so repaid and any other amounts payable in connection with such payment pursuant to Section 2.5(c), until all such Senior Debt Obligations have been repaid in full.

(b) [INTENTIONALLY OMITTED].

(c) Concurrently with any prepayment pursuant to Section 2.03 or 2.04, the Company shall pay to the applicable Creditor Party all accrued fees, costs and expenses, if any, and any other amounts due under the Financing Documents in respect of the principal amount of the Senior Debt Obligations so prepaid; provided that notwithstanding anything in any Financing Document to the contrary, the Company shall not be obligated or required to pay any prepayment premium, “make-whole” or other similar amount in connection with any payment made pursuant to this Article II. So long as any Senior Debt Obligations remain outstanding under any of the Initial Credit Agreements, any payment made by the Company in respect of the principal amount of the Amended Notes shall only be made pursuant to this Article II, Article VI of this Agreement and Article Fifteen of the Refinancing Indenture.

(d) (i) Notwithstanding anything in Section 2.03 or this Section 2.05 to the contrary, each Consenting Amended Note Noteholder, at its option, may elect not to accept any prepayment in respect of its Amended Intercreditor Notes. Upon receipt by the Intercreditor Agent of any prepayment amount, the amount of the prepayment that is available to prepay the Senior Debt Obligations in respect of the Amended Intercreditor Notes (the “Amended Intercreditor Note Prepayment Amount”) shall be deposited into a cash collateral account with the Intercreditor Agent pending application of such amount on the Prepayment Date as set forth below. Promptly after such receipt (the date of such receipt being the “Receipt Date”), the Intercreditor Agent shall give written notice to the Indenture Trustee of the amount available to prepay the Amended Intercreditor Notes, and the date on which such prepayment shall be made (the “Prepayment Date”), which date shall be 30 days after the Receipt Date. Promptly following such receipt from the Intercreditor Agent of such notice, the Indenture Trustee shall notify each Consenting Amended Note Noteholder of (A) the Amended Intercreditor Note

Prepayment Amount, (B) the portion of the Amended Intercreditor Note Prepayment Amount offered to prepay the Amended A Notes and the Amended B Notes, (C) the Receipt Date, (D) the Prepayment Date and (E) the aggregate outstanding principal amount of the Amended A Notes and the Amended B Notes on the date of such notice.

(ii) Each Consenting Amended Note Noteholder entitled to receive a portion of such Amended Intercreditor Note Prepayment Amount shall, through the Indenture Trustee, give written notice to the Intercreditor Agent on or prior to 10:00 a.m. (New York City time) three Business Days prior to the relevant Prepayment Date specifying whether or not such Consenting Amended Note Noteholder accepts such prepayment amount. If any Consenting Amended Note Noteholder entitled to receive a portion of an Amended Intercreditor Note Prepayment Amount fails to give such notice by such time, such Consenting Amended Note Noteholder (a “Declining Noteholder”) shall be deemed to decline such prepayment offer, unless an Initial Credit Facility Event of Default shall have occurred and be continuing on the date on which such notice is due, in which case such Consenting Amended Note Noteholder shall be deemed to accept such prepayment offer. Any Consenting Amended Note Noteholder giving written notice of its intention to accept any prepayment or which is deemed to accept any prepayment offer is hereinafter referred to as an “Accepting Noteholder”. On the Prepayment Date, an amount equal to that portion of the Amended Intercreditor Note Prepayment Amount accepted by the Accepting Noteholders to prepay the Senior Debt Obligations outstanding under the Amended Intercreditor Notes held by such Accepting Noteholders shall be withdrawn from the cash collateral account and paid to the Indenture Trustee for further application to the ratable prepayment of the Senior Debt Obligations outstanding under the Amended Intercreditor Notes held by the Accepting Noteholders. Any amounts that would otherwise have been applied to prepay the Senior Debt Obligations outstanding under the Amended Intercreditor Notes owing to the Declining Noteholders shall instead be applied to ratably prepay the remaining Senior Debt Obligations (other than any such Senior Debt Obligations owed to the Declining Noteholders) or cash collateralize the Refinancing L/C Commitment as otherwise provided in Section 2.03 or the applicable subsection of this Section 2.05. In the event that all of the Senior Debt Obligations other than the Senior Debt Obligations of any Declining Noteholder shall have been repaid or redeemed in full, the remainder of any amounts held as cash collateral by the Intercreditor Agent pursuant to this Section 2.05(d) shall be paid over to the Company or its successor.

(e) Unless all Senior Debt Obligations other than the Senior Debt Obligations of any Declining Noteholder shall have been repaid or redeemed in full, the Intercreditor Agent shall apply any amounts that remain on deposit in the Noteholder Prepayment Account (after giving effect to any prepayment to the Accepting Noteholders pursuant to Section 2.05(d)) to prepay Advances outstanding under the Term Credit Agreements or any other Prepayable Senior Debt Agreement as directed by the Company in a notice provided to the Intercreditor Agent by the Company.

(f) Notwithstanding anything in this Section 2.05 to the contrary, following the delivery of any Remedies Notice in respect of the Collateral, all amounts received from the Company or any other Grantor or in respect of the Collateral shall be applied in accordance with the provisions of Section 6.11.

Section 2.06 Application of Proceeds in Certain Instances.

(a) [INTENTIONALLY OMITTED].

(b) Notwithstanding any provision to the contrary in this Agreement, but subject to Section 2.12, in the event that with respect to any Additional Secured Debt Obligations (including, without limitation, the Senior Debt Obligations outstanding under the Term B Credit Agreement and the Term C Credit Agreement from time to time), any of the Additional Secured Debt Liens granted in connection with the incurrence of such Additional Secured Debt Obligations are determined not to create a valid perfected Lien on and security interest in the Collateral in accordance with the priorities set forth in this Agreement (other than with respect to Permitted Liens), the Secured Lenders (including, without limitation, the Term B Lenders and the Term C Lenders) owed such Additional Secured Debt Obligations shall not be entitled to vote or exercise any rights with respect to, or receive any proceeds arising from the sale of, the Group Assets or the Springdale Assets pursuant to the exercise by the other Creditor Parties of any remedies hereunder with respect to any of the Liens or security interests in the Collateral granted in favor of the Secured Parties.

Section 2.07 Payments. (a) All payments to be made to any Creditor Party by or on behalf of the Company or any other Grantor under this Agreement shall be paid in full, and without condition or deduction for any counterclaim, defense, recoupment or setoff, in Dollars and in immediately available funds not later than 11:00 a.m. (New York City time) on the due date thereof at the place and in the manner designated in the relevant Financing Document. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided that, if such extension would cause payment of interest on or principal of any Senior Debt Obligations to be made in the next succeeding calendar month, such payment shall be made on the next preceding Business Day.

(b) All payments under this Agreement to (i) any Agent (whether for its own account or for the account of any other Creditor Party for which such Agent is the Representative Agent) or the Depository Bank shall be made to such Agent or the Depository Bank, respectively, and (ii) any other Creditor Party shall be made to the Representative Agent for such Creditor Party.

Section 2.08 Amounts Not Subject to Sharing. Notwithstanding any other provision of this Agreement:

(a) No Creditor Party shall have any obligation to share any payment made by any Person (other than any Grantor or Affiliate thereof) to another Creditor Party pursuant to a contract of guaranty, participation, indemnity, insurance, letter of credit, assignment agreement or other like agreement, between two such parties or issued by one such party to benefit another.

(b) No Creditor Party shall have any obligation to share any fee (including Amendment Fees which have been offered to or are available to all applicable Creditor Parties on the same terms), indemnity, compensation for the increased cost of maintaining its portion of the Senior Debt Obligations, or other similar amount which is payable to or for the benefit of any Creditor Party pursuant to any Financing Document and not made in contravention of any other provision of the Financing Documents.

(c) No Creditor Party shall have any obligation to share any payment made by the Company or any other Grantor to such Creditor Party pursuant to any other document, agreement, undertaking or other arrangement in respect of any Debt owed to such Creditor Party to the extent that such Debt does not constitute Senior Debt Obligations.

Section 2.09 Payments Received by Any Other Creditor Party. (a) Except as otherwise provided in Section 2.08, if on any day any Creditor Party (other than the Collateral Agent or the Intercreditor Agent) shall obtain any amount, (i) other than amounts obtained by such Creditor Party from or through the Collateral Agent or the Intercreditor Agent pursuant to this Agreement or from or through its Representative Agent pursuant to the Financing Documents to which it is a party or pursuant to any Facility Note issued pursuant to such Financing Documents, whether (A) by way of voluntary or involuntary payment, (B) by virtue of an exercise of any right of set-off, banker’s lien or counterclaim, (C) as proceeds of any insurance policy covering any properties or assets of the Company or any of its Subsidiaries, (D) from proceeds of the liquidation or dissolution of the Company or any of its Subsidiaries or distribution of their respective assets among their respective creditors (however such liquidation, dissolution or distribution may occur), (E) as payment of any of the Senior Debt Obligations, or (F) from a realization on the Collateral or (ii) subject to Section 2.05, from any Agent or otherwise in respect of the Senior Debt Obligations then due and payable pursuant to Section 2.03 or in connection with any payment of the Secured Obligations or Springdale Obligations as a result of any Enforcement Action, in either case, in excess of such Creditor Party’s ratable share of such payment, such Creditor Party shall forthwith notify the Intercreditor Agent thereof and shall promptly, and in any event within ten Business Days of its so obtaining the same, pay such amount or excess amount (less any reasonable costs and expenses incurred by such Creditor Party in obtaining or preserving such payment) to the Intercreditor Agent for the account of the Creditor Parties, to be distributed among them in accordance with Section 2.05 (or if any Enforcement Action has been taken with respect to the Collateral, Section 6.11).

(b) [INTENTIONALLY OMITTED].

(c) If, after any payment is received by a Creditor Party and paid over to the Intercreditor Agent pursuant to Section 2.09(a), such payment is rescinded or must otherwise be restored by the Creditor Party that first obtained it, each other Creditor Party that obtained the benefit of such payment (whether pursuant to a distribution hereunder, or otherwise) shall return to such Creditor Party its portion of the payment so rescinded or required to be restored upon demand therefor, together with its pro rata portion of any interest or other amount paid or payable in connection with the rescission or the restoration of such payment by the Creditor Party that first obtained it.

Section 2.10 Presumption Regarding Payments. For purposes hereof, any payment received by any Creditor Party from the Collateral Agent or the Intercreditor Agent pursuant to the terms of this Agreement may be presumed by such Creditor Party to have been properly received by such Creditor Party in accordance with the terms of this Agreement unless such Creditor Party receives notice from any other Creditor Party that such payment was not made in accordance with terms of this Agreement.

Section 2.11 No Separate Security. Each Creditor Party represents and warrants to each other Creditor Party that, in respect of its Senior Debt Obligations, it has not received any security or guaranty from the Company or any of its Subsidiaries or any other Person other than its interest in the Collateral as provided in the Financing Documents.

Section 2.12 Priority of Liens. Each of the Creditor Parties agrees that it will not directly or indirectly take any action to contest or challenge (a) the validity, legality, enforceability, perfection or avoidability of any Financing Document or the respective security interests of the Creditor Parties in the Collateral or (b) the priority of the Liens under the Collateral Documents.

Section 2.13 Additional Secured Debt. If at any time the Company or any of its Subsidiaries incurs Debt in accordance with the terms of the Financing Documents which the Company desires to be secured by the benefits of this Agreement and the other Collateral Documents, such Debt shall constitute “Additional Secured Debt” and shall be entitled to the benefit of this Agreement; provided that (a) if such Additional Secured Debt does not qualify as Replacement Senior Debt, no Senior Debt Obligations remain outstanding under any Amended B Note and no Springdale Tranche B Advance remains outstanding, (b) the incurrence of such Debt and the granting of Liens in connection therewith would not conflict with or result in the breach of or constitute, a default under the provisions of this Agreement, any contract, loan agreement, indenture (including under the Refinancing Indenture and the Existing Indentures), mortgage, deed of trust, lease or other instrument binding on or affecting any Loan party or any of its properties, (c) the Collateral Agent shall have received an Officer’s Certificate from the Company or such Subsidiary that (1) identifies the maximum principal or notional amount of the Additional Secured Debt to be so incurred, the amortization schedule, average life and final maturity date of such Additional Secured Debt and the Representative Agent therefor, (2) identifies whether such Additional Secured Debt shall be entitled to the provisions of Sections 2.03 and 2.05 of the Agreement with respect to any required prepayments of the Senior Debt Obligations, (3) certifies that (A) such Additional Secured Debt is or will be otherwise incurred in accordance with the terms of the Financing Documents and (B) such Additional Secured Debt is expressly subject to the terms and conditions of this Agreement, (4) attaches thereto a copy of the Additional Secured Debt Agreement under which such Additional Secured Debt is or will be incurred, and (5) certifies that the Company and each Grantor has complied with the Real Property Requirements in connection with the granting of any Liens in favor of the applicable Secured Lenders; and (d) the Representative Agent in respect of any such Additional Secured Debt shall have delivered to the Collateral Agent and the Intercreditor Agent an Accession Agreement and such other documents as they may reasonably request in connection with such Representative Agent becoming a party to this Agreement for the benefit of the Secured Lenders providing any such Additional Secured Debt.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01 Representations and Warranties of the Grantors. Each Grantor represents and warrants to each Secured Party, as of the Amendment Date, that:

(a) Such Grantor’s exact legal name, as defined in Section 9-503(a) of the UCC, is correctly set forth in Schedule 3.01(a). Such Grantor has only the trade names and domain names listed on Schedule 3.01(a). Such Grantor is located (within the meaning of Section 9-307 of the UCC) and has its chief executive office and the office in which it maintains the original copies of each Assigned Agreement and Related Contract to which such Grantor is a party and all originals of all chattel paper that evidence Receivables of such Grantor, in the state or jurisdiction set forth in Schedule 3.01(a). The information set forth in Schedule 3.01(a) with respect to such Grantor is true and accurate in all respects. Such Grantor has not previously changed its name, location, chief executive office, place where it maintains its agreements, type of organization, jurisdiction of organization or organizational identification number from those set forth in Schedule 3.01(a) except as disclosed in Schedule 3.01(a) and, with respect to each of Allegheny Energy Supply Lincoln Generating Facility, LLC, Allegheny Energy Supply Wheatland Generating Facility, LLC, and Allegheny Energy Supply Gleason Generating Facility, LLC, Energy Financing Company LLC and Lake Acquisition Company LLC, other than any such change occurring prior to the acquisition by the Company of such companies and which the Company is not aware of.

(b) Within the five years preceding the Amendment Date, such Grantor has not previously changed the location of its Material Equipment except as set forth in Schedule 3.01(b) and, with respect to each of Allegheny Energy Supply Lincoln Generating Facility, LLC, Allegheny Energy Supply Wheatland Generating Facility, LLC, and Allegheny Energy Supply Gleason Generating Facility, LLC, Energy Financing Company LLC and Lake Acquisition Company LLC, other than any such change occurring prior to the acquisition by the Company of such companies and which the Company is not aware of. All Security Collateral consisting of certificated securities and instruments have been delivered to the Collateral Agent. None of the Receivables or Agreement Collateral is evidenced by a promissory note or other instrument that has not been delivered to the Collateral Agent.

(c) Such Grantor is the legal and beneficial owner of its Collateral free and clear of any Lien, claim, option or right of others, except for the security interest created under the Collateral Documents or permitted under the Financing Documents (including the PCB Liens) and except to the extent set forth in the operating agreement of Buchanan Generation, LLC. No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing such Grantor or any trade name of such Grantor as debtor is on file in any recording office, except such as may have been filed in favor of the Collateral Agent relating to the Financing Documents, financing statements or other instruments relating to Liens permitted under the Financing Documents.

(d) Such Grantor has exclusive possession and control of the Material Equipment and Inventory other than Inventory and Equipment stored at any leased premises or warehouse for which a landlord’s or warehouseman’s agreement, in form and substance satisfactory to the Representative Agents, is in effect and which leased premises or warehouse is so indicated by an asterisk on Schedule 3.01(b), except to the extent otherwise permitted by the Financing Documents. In the case of any Equipment or Inventory of such Grantor, in each case, with a value in excess of $25,000,000 located on leased premises or in warehouses, no lessor or warehouseman of any premises or warehouse upon or in which such Equipment or Inventory is located has (i) issued any warehouse receipt or other receipt in the nature of a warehouse receipt in respect of any such Equipment or Inventory, (ii) issued any document for any such Equipment or Inventory, (iii) received notification of any secured party’s interest (other than the security interest granted hereunder or any other Permitted Lien) in such Equipment or Inventory or (iv) any Lien, claim or charge (based on contract, statute or otherwise) on such Equipment and Inventory, other than Permitted Liens.

(e) The Initial Pledged Equity pledged by such Grantor hereunder has been duly authorized and validly issued and is fully paid and non-assessable. With respect to the Pledged Equity that is an uncertificated security, such Grantor has caused the issuer thereof either (i) to register the Collateral Agent as the registered owner of such security or (ii) to agree in an authenticated record with such Grantor and the Collateral Agent that such issuer will comply with instructions with respect to such security originated by the Collateral Agent without further consent of such Grantor. If such Grantor is an issuer of Pledged Equity, such Grantor confirms that it has received notice of such security interest. The Pledged Debt pledged as of the Amendment Date by such Grantor hereunder has been duly authorized, authenticated or issued and delivered, is the legal, valid and binding obligation of the issuers thereof, is evidenced by one or more promissory notes (which notes have been delivered to the Collateral Agent) and is not in default.

(f) The Initial Pledged Equity pledged by such Grantor constitutes the percentage of the issued and outstanding Equity Interests of the issuers thereof indicated on Schedule 3.01(f).

(g) Such Grantor does not have any bank or securities accounts other than the Recovery Event Proceeds Account, the Controlled Accounts and the Operating Accounts. Set forth on Schedule 3.01(g) is a complete and accurate list of all Initial Controlled Accounts and Operating Accounts, showing as of the Amendment Date, with respect to each Operating Account, the name and address of the bank or other financial institution with whom such Operating Account is maintained, the name of the accountholder and the account number thereof.

(h) The Assigned Agreements to which such Grantor is a party have been duly authorized, executed and delivered by it and are in full force and effect and are binding upon and enforceable against such Grantor, and to the best knowledge of such Grantor, all other parties thereto in accordance with their terms, except to the extent limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law affecting the enforcement of creditors’ rights generally and by general principles of equity. Each Regulated Affiliate party to any Material Contract to which such Grantor is a party has executed and delivered to the Collateral Agent a Consent in respect of each such Material Contract.

ARTICLE IV

RECOVERY EVENT PROCEEDS ACCOUNTS

Section 4.01 Creation of Recovery Event Proceeds Account. (a) The Collateral Agent is hereby directed by the Company to cause to be established on or before the Amendment Date with, and maintained thereafter by, the Depository Bank at its offices in New York City, New York (ABA No. 021000089), in the name of the Collateral Agent and under the sole control and dominion of the Collateral Agent and subject to the terms of this Agreement, the non-interest bearing Dollar-denominated securities account, Account No. 795379 (the “Recovery Event Proceeds Account”).

(b) Commencing with the Amendment Date and for so long as any Secured Obligations shall remain unpaid or any Creditor Party shall have any Commitment under any Financing Document to which it is a party, the Recovery Event Proceeds Account shall be maintained in the name of and under the sole dominion and control of the Collateral Agent. The Collateral Agent shall cause the Recovery Event Proceeds Account to be, and the Recovery Event Proceeds Account shall be, separate from all other accounts held by or under the control or dominion of the Collateral Agent. The Company irrevocably confirms the authority of (and directs and authorizes) the Collateral Agent to, and the Collateral Agent agrees to, deposit into, or credit to, and transfer funds from the Recovery Event Proceeds Account in accordance with this Agreement. The Recovery Event Proceeds Account shall be subject to Applicable Laws of the Board of Governors of the Federal Reserve System and of any other applicable Governmental Authority, as may now or hereafter be in effect.

(c) The Company shall not have any rights against or to moneys or funds on deposit in, or credited to, the Recovery Event Proceeds Account, as third-party beneficiary or otherwise, except the right of the Company to receive or make requisitions of moneys or funds on deposit in, or credited to, the Recovery Event Proceeds Account, as permitted by this Agreement, and to direct the Collateral Agent as to the investment of moneys held in the Recovery Event Proceeds Account as permitted by Section 4.06. In no event shall any amounts or Cash Equivalents deposited into, or credited to, the Recovery Event Proceeds Account, be registered in the name of the Company, payable to the order of the Company, or specially endorsed to the Company, except to the extent that the foregoing have been specially endorsed to the Collateral Agent or endorsed in blank.

(d) (i) The Recovery Event Proceeds Account may include one or more Recovery Event Proceeds Subaccounts, established and maintained by the Depository Bank at its offices in New York City, State of New York, in the name of the Collateral Agent in accordance with Section 4.14(a).

(ii) Unless otherwise specified in this Agreement, all references to the Recovery Event Proceeds Account shall include references to all Recovery Event Proceeds Subaccounts thereof and such Recovery Event Proceeds Subaccounts shall be subject to the same restrictions and limitations as the Recovery Event Proceeds Account.

(iii) No Recovery Event Proceeds Subaccount may itself include another Recovery Event Proceeds Subaccount.

Section 4.02 Recovery Account. (a) The Company shall irrevocably direct each Person from whom it receives or is entitled to receive Recovery Event Proceeds in excess of $25,000,000 with respect to any Recovery Event or series of related Recovery Events to pay such Recovery Event Proceeds in excess of $25,000,000 directly to the Collateral Agent for deposit into, or credit to, the Recovery Event Proceeds Account. The Collateral Agent shall have the right to receive all such Recovery Event Proceeds directly from the Persons paying the same. All Recovery Event Proceeds received by the Collateral Agent shall be as promptly as practicable deposited into, or credited to, the Recovery Event Proceeds Account.

(b) Amounts on deposit in, or credited to, the Recovery Event Proceeds Account from time to time shall be applied in accordance with Section 4.14.

Section 4.03 [INTENTIONALLY OMITTED].

Section 4.04 [INTENTIONALLY OMITTED].

Section 4.05 Payments in Trust. If, notwithstanding the instructions given or required to be given in accordance with this Article IV, any payments required pursuant to this Article IV to be remitted to the Collateral Agent are instead remitted to the Company or its Affiliates (it being the intent and understanding of the parties hereto that such payments are not to be made directly to the Company but directly to the Collateral Agent for deposit into, or credit to, the Recovery Event Proceeds Account for application in accordance with this Article IV), then, to the fullest extent permitted by Applicable Law, the Company or such other Person shall receive such payments into a constructive trust for the benefit of the Secured Parties and subject to the Secured Parties’ security interest, and shall (or shall use its best efforts to cause the Person receiving such payments to) promptly remit them to the Collateral Agent for deposit into, or credit to, the Recovery Event Proceeds Account.

Section 4.06 Investment of Funds in Recovery Event Proceeds Account. (a) Unless to the knowledge of the Collateral Agent any Facility Event of Default has occurred and is continuing, the Collateral Agent will from time to time (i) invest (or cause to be invested) amounts on deposit in, or credited to, the Recovery Event Proceeds Account in Cash Equivalents which are deposited into, or credited to, the Recovery Event Proceeds Account, (ii) invest (or cause to be invested) interest paid on the Cash Equivalents referred to in clause (i) above, and (iii) reinvest (or cause to be reinvested) other proceeds of any such Cash Equivalents that may mature or be sold, in each case in Cash Equivalents which are deposited into, or credited to, the Recovery Event Proceeds Account, in each case as the Company may select and instruct the Collateral Agent. Interest and proceeds resulting from any investment of funds in the Recovery Event Proceeds Account in Cash Equivalents that are not invested or reinvested in Cash Equivalents shall be deposited and held in, or credited to, the Recovery Event Proceeds Account. In addition, whenever directed to make a transfer of funds from any Recovery Event Proceeds

Account in accordance with the provisions of this Article IV, the Collateral Agent shall have the right at any time to exchange (or cause to be exchanged) such Cash Equivalents for similar Cash Equivalents of smaller or larger denominations, or for other Cash Equivalents deposited into, or credited to, the Recovery Event Proceeds Account, to the extent that, after application of all other funds available for such purpose pursuant to this Article IV, the liquidation of such Cash Equivalent is necessary to make such transfer.

(b) If any Facility Event of Default has occurred and is continuing, the Collateral Agent will from time to time, to the extent so notified in accordance with Section 4.07, (i) invest (or cause to be invested) amounts on deposit in, or credited to, the Recovery Event Proceeds Account in Cash Equivalents which are deposited into, or credited to, the Recovery Event Proceeds Account, (ii) invest (or cause to be invested) interest paid on the Cash Equivalents referred to in clause (i) above and (iii) reinvest (or cause to be reinvested) other proceeds of any such Cash Equivalents that may mature or be sold, in each case in Cash Equivalents which are deposited into, or credited to, the Recovery Event Proceeds Account, in each case, as instructed by the Required Creditors (acting through the Intercreditor Agent). Interest and proceeds resulting from any investment of funds in the Recovery Event Proceeds Account in Cash Equivalents that are not invested or reinvested in Cash Equivalents shall be deposited and held in, or credited to, the Recovery Event Proceeds Account. In addition, the Collateral Agent shall have the right at any time to exchange (or cause to be exchanged) such Cash Equivalents for similar Cash Equivalents of smaller or larger denominations, or for other Cash Equivalents deposited into, or credited to, the Recovery Event Proceeds Account.

(c) The Collateral Agent shall not invest or reinvest any funds in the Recovery Event Proceeds Account unless it has received instructions from the Company or the Required Creditors in accordance with this Section 4.06 as to the investment of such funds. All investments and reinvestments of funds in the Recovery Event Proceeds Account shall be made in the name of the Collateral Agent or its nominee(s).

(d) Whenever directed to make a transfer of funds from the Recovery Event Proceeds Account in accordance with this Article IV, the Collateral Agent is hereby directed and authorized by the Company to liquidate (or cause to be liquidated) Cash Equivalents (in order of their respective maturities), to the extent that, after application of all other funds available for such purpose pursuant to this Article IV, the liquidation of any Cash Equivalent is necessary to make such transfer.

(e) Neither the Collateral Agent nor the Depository Bank shall (in the absence of gross negligence or willful misconduct, as finally determined by a final and non-appealable decision of a court of competent jurisdiction) have any liability with respect to any interest, cost or penalty on the liquidation of any Cash Equivalent pursuant to this Agreement, nor shall the Collateral Agent (in the absence of gross negligence or willful misconduct, as finally determined by a final and non-appealable decision of a court of competent jurisdiction) have any liability with respect to Cash Equivalents (including purchases or conversions of foreign exchange) or moneys deposited into, or credited to, the Recovery Event Proceeds Account (or any losses resulting therefrom) invested in accordance with the instructions of the Company or the Required Creditors (acting through the Intercreditor Agent), as the case may be.

(f) All references in this Agreement to the Recovery Event Proceeds Account and to cash, moneys or funds therein or balances thereof, shall include the Cash Equivalents in which such cash, moneys, funds or balances are then invested and the proceeds thereof.

(g) [INTENTIONALLY OMITTED].

(h) (i) Neither the Collateral Agent nor any of its Affiliates assume any duty or liability for monitoring the rating or performance of any Cash Equivalent. In the event an investment selection is not made by the Company or the Required Creditors in accordance with the applicable provisions of this Section 4.06, the funds in the Recovery Event Proceeds Account shall not be invested and the Collateral Agent shall not incur any liability for interest or income thereon. The Collateral Agent shall have no obligation to invest or reinvest the funds in the Recovery Event Proceeds Account if all or a portion of such funds is deposited with the Collateral Agent after 11:00 a.m. (New York City time) on the day of deposit. Instructions to invest or reinvest that are received after 11:00 a.m. (New York City time) will be treated as if received on the following business day in New York. Requests or instructions received after 11:00 a.m. (New York City time) by the Collateral Agent to liquidate all or a portion of funds in the Recovery Event Proceeds Account will be treated as if received on the following business day in New York. The Collateral Agent shall have no responsibility for any investment losses resulting from the investment, reinvestment or liquidation of all or a portion of funds in the Recovery Event Proceeds Account; provided that the Collateral Agent has made such investment, reinvestment or liquidation, as applicable, in accordance with the terms, and subject to the conditions, of this Agreement.

(ii) The Company acknowledges that non-deposit investment products (A) are not obligations of, nor guaranteed, by Citibank nor any of its Affiliates; (B) are not FDIC insured; and (C) are subject to investment risks, including the possible loss of principal amount invested.

Section 4.07 Transfers from Recovery Event Proceeds Account During the Continuance of a Facility Event of Default. Upon receipt by the Collateral Agent of a Notice of Default and until receipt by the Collateral Agent of a revocation by the Creditor Parties party to the Facility pursuant to which such Notice of Default was delivered, the Collateral Agent shall not accept any instructions from the Company with respect to any transfer or withdrawal of funds on deposit in, or credited to, the Recovery Event Proceeds Account and, in such circumstances, the Collateral Agent shall only accept and comply with instructions for the investment, transfer or withdrawal of funds in the Recovery Event Proceeds Account solely from the Required Creditors (acting through the Intercreditor Agent) and without further consent by the Company.

Section 4.08 Reports, Certifications and Instructions. (a) The Collateral Agent shall maintain all such accounts, books and records as may be necessary to properly record all transactions carried out by it under this Agreement. The Collateral Agent shall permit the other Secured Parties, the Company and its Affiliates and their authorized representatives to examine such accounts, books and records; provided that any such examination shall occur upon reasonable notice and during normal business hours.

(b) The Collateral Agent shall deliver to the Company and each Representative Agent, as soon as practicable after the end of each calendar month following the Amendment Date, copies of the account statements for the Recovery Event Proceeds Account (including all Recovery Event Proceeds Subaccounts) for such month prepared or compiled by the Collateral Agent. Such account statements shall indicate, with respect to each such account, deposits, credits and transfers, investments made and closing balances. The Collateral Agent shall provide any additional information or reports relating to the Recovery Event Proceeds Account and the transactions therein reasonably requested from time to time by the Company or any Secured Party.

(c) Each time the Company directs the Collateral Agent to make a transfer or withdrawal from the Recovery Event Proceeds Account, it shall be deemed to represent and warrant for the benefit of the Collateral Agent and the other Secured Parties that such transfer or withdrawal is being made in an amount, and shall be applied solely for the purposes, permitted by, and otherwise in accordance with, this Agreement. Except to the extent any officer or officers of the Collateral Agent responsible for the administration of this Agreement has actual knowledge to the contrary, the Collateral Agent may conclusively rely on, and shall incur no liability in so relying on, any such direction.

(d) Notwithstanding any provision to the contrary contained in this Agreement, all notices, certifications, approvals, directions, instructions or other communication given to the Collateral Agent with respect to any payments, transfers, credits, deposits, withdrawals or investments with respect to, or otherwise relating to, the Recovery Event Proceeds Account, in each case, by the Company or by any other Secured Party shall be given in writing, and the Collateral Agent shall not be required to take any action with respect to any payments, transfers, credits, deposits, withdrawals or investments unless it has received such written instructions specifying the date, amount and Recovery Event Proceeds Subaccount (if applicable) with respect to which such transfer, credit, deposit, withdrawal or investment is to be made.

(e) The Company shall deliver to each Representative Agent and the Collateral Agent, within five Business Days after receipt thereof by any Grantor, copies of the account statements for all Controlled Accounts and all Operating Accounts for such month. Such account statements shall indicate, with respect to each such account, deposits, credits and closing balances. The Company shall also provide any additional information or reports relating to each Controlled Account and each Operating Account and the transactions therein reasonably requested from time to time by any Secured Party.

Section 4.09 Depository Bank Undertakings. The Depository Bank represents and warrants to, and agrees with the Company and the Collateral Agent as follows:

(a) The Depository Bank (i) is a securities intermediary on the Amendment Date and (ii) so long as this Agreement remains in effect and Citibank remains the Depository Bank hereunder, shall remain a securities intermediary, and shall act as such with respect to the Company, the Collateral Agent, the Recovery Event Proceeds Account and all of the Account Collateral (including all security entitlements maintained or carried in the Recovery Event Proceeds Account) from time to time transferred, credited or maintained in the Recovery Event Proceeds Account.

(b) The Recovery Event Proceeds Account is, and shall remain, a securities account, with the Collateral Agent (and no other Person) as the entitlement holder and under the sole dominion and control of the Collateral Agent for the ratable benefit of the Secured Parties.

(c) The Depository Bank (i) has identified (and will continue to identify) the Collateral Agent for the ratable benefit of the Secured Parties in its records as, and will treat the Collateral Agent as (A) the sole Person having a security entitlement against the Depository Bank with respect to the Recovery Event Proceeds Account and the Account Collateral from time to time carried in the Recovery Event Proceeds Account, (B) the sole entitlement holder against the Depository Bank with respect to the Recovery Event Proceeds Account, (C) the sole Person having dominion and control over the Recovery Event Proceeds Account and any and all assets, property and items from time to time carried in the Recovery Event Proceeds Account and (D) the sole Person entitled to exercise the rights that comprise the Recovery Event Proceeds Account; and (ii) has credited and will continue to credit such assets, property and items to the Recovery Event Proceeds Account in accordance with written instructions given pursuant to, and the other terms and conditions of, this Agreement.

(d) To the maximum extent permitted by Applicable Law, all of the Account Collateral (including cash), from time to time carried in the Recovery Event Proceeds Account, shall constitute financial assets and the Depository Bank shall treat all such Account Collateral as financial assets.

(e) Notwithstanding any other provision in this Agreement to the contrary, the Depository Bank shall comply with any and all entitlement orders and other directions originated by, and only by, the Collateral Agent in respect of the Recovery Event Proceeds Account or the Account Collateral from time to time carried therein without any further consent or action by the Company or any other Person and shall not comply with the entitlement orders of any other Person (for the avoidance of doubt, the foregoing does not preclude the Company’s right to require that the Recovery Event Proceeds Account be established, maintained and administered in accordance with the provisions of this Article IV).

(f) The “securities intermediary’s jurisdiction” (within the meaning of Section 8-110(e) of the UCC) of the Depository Bank is and will continue to be the State of New York.

(g) To be binding on the Depository Bank, all instructions by the Collateral Agent pursuant to Section 4.07 with respect to the Account Collateral carried in the Recovery Event Proceeds Account must be given to the Depository Bank, and only pursuant to and subject to the terms and conditions of this Agreement.

(h) Anything herein to the contrary notwithstanding, the Depository Bank will not be required to follow any instruction that would violate any Applicable Law, decree, regulation or order of any Governmental Authority (including any court or tribunal).

(i) The Depository Bank has not entered into and will not enter into any agreement with any other Person relating to the Recovery Event Proceeds Account or any financial assets credited thereto pursuant to which it has agreed or will agree to comply with entitlement orders of such Person. The Depository Bank has not entered into any other agreement with the Company or any other Person purporting to limit or condition the duties of the Depository Bank to comply with entitlement orders originated by the Collateral Agent as set forth in Section 4.09(e).

(j) The Depository Bank hereby waives and releases any Lien or other right it may have against the Recovery Event Proceeds Account or any financial asset credited to the Recovery Event Proceeds Account or any credit balance in the Recovery Event Proceeds Account, and agrees that it will not assert any such Lien or other right in, to or against the Recovery Event Proceeds Account or any credit balance in the Recovery Event Proceeds Account.

(k) The Depository Bank will send copies of all statements and confirmations for the Recovery Event Proceeds Account simultaneously to the Company and the Collateral Agent.

(l) All securities or other property underlying any financial assets consisting of Account Collateral deposited in or credited to the Recovery Event Proceeds Account shall be registered in the name of the Depository Bank, endorsed to the Depository Bank or in blank or credited to another securities account or securities accounts maintained in the name of the Depository Bank, and in no case will any financial asset consisting of Account Collateral deposited in or credited to an Recovery Event Proceeds Account be registered in the name of the Company, payable to the order of the Company or specially endorsed to the Company, except to the extent the foregoing have been specially endorsed by the Company to the Depository Bank or in blank.

(m) If any Person asserts to the Depository Bank any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Account Collateral, the Depository Bank will as promptly as practicable thereafter notify the Company and the Collateral Agent thereof.

Section 4.10 Controlled Accounts. (a) Each Grantor hereby agrees that it shall maintain all Account Collateral (i) in the case of the Company, with the Collateral Agent in the Recovery Event Proceeds Account, or (ii) in the case of any Grantor (including the Company), (A) in an Operating Account or (B) with a bank or financial institution (each, a “Pledged Account Bank”) that has agreed, pursuant to an Account Control Agreement among such Grantor, the Collateral Agent and such Pledged Account Bank, to (1) comply with instructions originated by the Collateral Agent directing the disposition of funds in the Account Collateral without the further consent of such Grantor and (2) waive or subordinate in favor of the Collateral Agent all claims of such Pledged Account Bank (including claims by way of a Lien or right of setoff or right of recoupment) to the Account Collateral.

(b) Other than the Recovery Event Proceeds Account, the Initial Controlled Accounts and the Operating Accounts, each Grantor agrees it will not add any bank or financial institution that maintains any deposit or securities account for such Grantor or open any new deposit or securities accounts with any then existing Pledged Account Bank unless the Collateral Agent shall have received (i) at least ten Business Days prior written notice of such additional bank or financial institution or such new account, (ii) in the case of a bank or financial institution or Pledged Account Bank that is not the Collateral Agent, an Account Control Agreement duly executed by such new Person and such Grantor, or a supplement to an existing Account Control Agreement with such then existing Pledged Account Bank, covering such new account and (iii) opinions of Sullivan & Cromwell LLP (or other counsel reasonably acceptable to the Collateral Agent) and in-house counsel to such Grantor, in each case, addressed to each Secured Party, with respect to such Account Control Agreement and in form and substance reasonably satisfactory to the Collateral Agent. Each Grantor agrees that it will not terminate any bank or financial institution as a Pledged Account Bank or terminate any Account Collateral, except that the Grantor may terminate any Controlled Account or Operating Account, and terminate a bank or financial institution as a Pledged Account Bank with respect to such Controlled Account, if the balance on deposit in, or credited to any such Controlled Account or Operating Account is equal to $0.00 and it gives the Collateral Agent at least ten Business Days’ prior written notice of such termination.

(c) Each Grantor agrees that it shall not maintain on deposit in the aggregate for all Grantors in the Operating Accounts at any time more than $5,000,000.

(d) Unless and until a Notice of Exclusive Control is issued pursuant to any Account Control Agreement, each Grantor hereby agrees that it will invest (or cause to be invested) amounts on deposit in, or credited to, all Controlled Accounts subject to such Account Control Agreement only in Cash Equivalents; provided that the Collateral Agent shall not issue any Notice of Exclusive Control unless instructed to do so in accordance with Section 6.01(a).

Section 4.11 Force Majeure. Neither the Collateral Agent nor the Depository Bank shall incur any liability for not performing any act or fulfilling any obligation hereunder by reason of any occurrence beyond its control (including any provision of any present or future law or regulation or any act of any Governmental Authority, any act of God, war or terrorism, or the unavailability of the Federal Reserve Bank wire services or any electronic communication facility).

Section 4.12 Clearing Agency. The Account Collateral in the Recovery Event Proceeds Account may be held by the Collateral Agent directly or through any clearing agency or depository (collectively, the “Clearing Agency”) including the Federal Reserve/Treasury Book-Entry System for United States and federal agency securities, and the Depository Trust Company. The Collateral Agent shall not have any responsibility or liability for the actions or omissions to act on the part of any Clearing Agency. The Collateral Agent is authorized, for any Collateral at any time held hereunder, to register the Collateral in the name of one or more of its nominee(s) or the nominee(s) of any Clearing Agency in which the Collateral Agent has a participant account, and such nominee(s) may sign the name of any Grantor and guarantee such signature in order to transfer securities or certify ownership thereof to tax or other Governmental Authorities.

Section 4.13 Return of Funds. Upon termination of this Agreement in accordance with Section 9.08, the Collateral Agent shall pay, assign, transfer and deliver to or to the order of the Company all moneys and investments in, or credited to, the Recovery Event Proceeds Account, in each case, in accordance with the instructions of the Company.

Section 4.14 Application of Recovery Event Proceeds. (a) Unless otherwise provided to the contrary herein, the Company shall cause all insurance policies maintained by it or any other Grantor to provide that Recovery Event Proceeds in excess of $25,000,000 payable thereunder shall be paid by the insurer or reinsurer thereof to the Collateral Agent as contemplated in Section 4.02(a) to be deposited into, or credited to, the Recovery Event Proceeds Account for application as provided in Section 4.14(b); provided that if at any time Recovery Event Proceeds with respect to more than one unrelated Recovery Event are to be deposited into, or credited to, the Recovery Event Proceeds Account, the Collateral Agent shall establish and maintain with the Depository Bank individual securities accounts (each, a “Recovery Event Proceeds Subaccount”) within the Recovery Event Proceeds Account for each such Recovery Event.

(b) If the Company believes, based on reasonable estimates of loss, that Recovery Event Proceeds in respect of any Recovery Event or any series of related Recovery Events will be in excess of $25,000,000, the Company may elect to restore or replace the Asset (or portion thereof) affected by such Recovery Event if the Company has delivered to the Representative Agents and the Collateral Agent, within 180 days from the occurrence of such Recovery Event, each of the following: (i) (A) a detailed breakdown of the nature and extent of such Recovery Event and (B) a bona fide assessment of the estimated cost and time needed to restore or replace the Asset (or relevant portion thereof) in order for such Asset (or relevant portion thereof) to operate at substantially the same level as prior to the Recovery Event; (ii) satisfactory evidence that such Recovery Event Proceeds, together with any cash proceeds that have been or are expected to be deposited into, or credited to, the Recovery Event Proceeds Account, and any other cash expected to be made available by or on behalf of the Company or the Grantor with respect to whose Asset the Recovery Event occurred, are or are expected to be sufficient to make the necessary restorations or replacements to such Asset (or relevant portion thereof); (iii) an Officer’s Certificate of the Company certifying that (A) it is expected that all work necessary to restore or replace the Asset (or relevant portion thereof) affected by the relevant Recovery Event (or series of related Recovery Events) can be done within the time periods, if any, required under any Material Contract relating to such Asset (or relevant portion thereof); (B) the Asset subject to restoration/replacement will be subject to the Liens of the Collateral Documents (whether by amendment to the Collateral Documents or otherwise); (C) all material Governmental Approvals necessary to perform the work necessary to restore or replace the Asset (or relevant portion thereof) affected by the relevant Recovery Event (or series of related Recovery Events) have been obtained (or are reasonably expected to be obtained without undue delay or as needed); and (D) the Asset (or relevant portion thereof) once repaired/restored will be of similar value and general utility as immediately prior to the loss; provided that, if the Company does not deliver the information and Officer’s Certificate set forth in this Section 4.14(b) within such 180-day period, the Collateral Agent shall, as soon as reasonably practicable after such 180-day period, apply such Recovery Event Proceeds to prepay the Senior Debt Obligations.

(c) So long as, to the knowledge of the Collateral Agent, no Default shall have occurred and be continuing (or would occur after giving effect to any application of funds contemplated hereby), the Collateral Agent shall transfer funds on deposit in, or credited to, the Recovery Event Proceeds Account (or the applicable Recovery Event Proceeds Subaccount thereof) pursuant to Section 4.14(b) as follows:

(i) at the written direction of the Company (such written direction to be accompanied by an Officer’s Certificate of the Company confirming that (A) such funds are required to pay amounts then owing and outstanding, or to reimburse the Company for payments made by the Company or any Grantor, to the relevant contractor(s) undertaking the restoration/replacement work in respect of the Asset (or relevant portion thereof) affected by the relevant Recovery Event (or series of related Recovery Events); (B) the manner and schedule of the restoration/replacement of the Asset is proceeding generally in accordance with the timetable delivered pursuant to Section 4.14(b); (C) the restoration/replacement work, and the resulting Asset, comply in all material respects with all applicable Environment Laws and Environmental Permits; and (D) the aggregate amount of Recovery Event Proceeds received, or expected to be received, with respect to the relevant Recovery Event (or series of related Recovery Events), together with any cash proceeds that have been or are expected to be deposited into, or credited to, the Recovery Event Proceeds Account, and any other cash expected to be made available by or on behalf of the Company or the Grantor with respect to whose Asset the Recovery Event occurred, is or is expected to be equal to, or exceed, the costs projected to be incurred in the restoration/replacement work necessary to restore or replace the Asset (or relevant portion thereof) affected by the relevant Recovery Events (or series of related Recovery Events); and

(ii) upon completion of the restoration and replacement in respect of the Asset (or relevant portion thereof) affected by the relevant Recovery Event (or series of related Recovery Events), (A) if the funds remaining in the Recovery Event Proceeds Account are in excess of $1,000,000, the Collateral Agent shall apply all such funds to prepay the Senior Debt Obligations and (B) otherwise, to such Controlled Account as the Company may direct the Collateral Agent.

(d) Each Grantor agrees that it shall promptly give notice to the Collateral Agent of the occurrence of any Recovery Event and the completion of any restoration/replacement work contemplated by any plan delivered pursuant to Section 4.14(b).

(e) Notwithstanding anything to the contrary in this Section 4.14, the provisions of Section 4.14(b) through (d) shall not apply to any Recovery Event or series of related Recovery Events if the Company believes, based on reasonable estimates of loss, that Recovery Event Proceeds in respect of such Recovery Event or series of related Recovery Events will be $25,000,000 or less in the aggregate.

ARTICLE V

SECURITY INTERESTS

Section 5.01 Grant of Security. Each Grantor hereby assigns, pledges and grants to the Collateral Agent, for the ratable benefit of the Secured Parties and with the respective effectiveness and priorities with respect to the security interests granted pursuant hereto as set forth in Section 2.02, a Lien on and security interest in, such Grantor’s right, title and interest in and to the following (including, without limitation, with respect to the Springdale Assets), in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising:

(a) all equipment in all of its forms, including all machinery, tools, motor vehicles, vessels, aircraft, furniture and fixtures, and all parts thereof and all accessions thereto and all software related thereto, including software that is embedded in and is part of the equipment (any and all such property being the “Equipment”);

(b) all inventory in all of its forms, including (i) all raw materials, work in process, finished goods and materials used or consumed in the manufacture, production, preparation or shipping thereof, (ii) goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including goods in which such Grantor has an interest or right as consignee) and (iii) goods that are returned to or repossessed or stopped in transit by such Grantor, and all accessions thereto and products thereof and documents therefor, and all software related thereto, including software that is embedded in and is part of the inventory (any and all such property being the “Inventory”);

(c) all accounts (including health-care-insurance receivables), chattel paper (including tangible chattel paper and electronic chattel paper), instruments (including promissory notes), deposit accounts, letter-of-credit rights, general intangibles (including, without limitation, all payment intangibles and Emission Credits), other than trust accounts maintained for the benefit of another Person that is not a Grantor and other obligations of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance, and all rights now or hereafter existing in and to all supporting obligations and in and to all security agreements, mortgages, Liens, leases, letters of credit and other contracts securing or otherwise relating to the foregoing property (any and all of such accounts, chattel paper, instruments, deposit accounts, letter-of-credit rights, general intangibles and other obligations, to the extent not referred to in clause (d), (e) or (f) below, being the “Receivables”, and any and all such supporting obligations, security agreements, mortgages, Liens, leases, letters of credit and other contracts being the “Related Contracts”);

(d) the following (the “Security Collateral”):

(i) the Initial Pledged Equity and the certificates, if any, representing the Initial Pledged Equity, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Equity and all subscription warrants, rights or options issued thereon or with respect thereto;

(ii) all additional shares of stock and other Equity Interests of or in any issuer of the Initial Pledged Equity or any successor entity from time to time acquired by such Grantor in any manner (such shares and other Equity Interests, together with the Initial Pledged Equity, being the “Pledged Equity”), and the certificates, if any, representing such additional shares or other Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other Equity Interests and all subscription warrants, rights or options issued thereon or with respect thereto;

(iii) all indebtedness from time to time owed to such Grantor by any Person (the “Pledged Debt”) and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness; and

(iv) all other investment property (including all (A) securities, whether certificated or uncertificated, (B) security entitlements, (C) securities accounts (including, without limitation, the Recovery Event Proceeds Account), (D) commodity contracts and (E) commodity accounts) in which such Grantor has now, or acquires from time to time hereafter, any right, title or interest in any manner, and the certificates or instruments, if any, representing or evidencing such investment property, and all dividends, distributions, return of capital, interest, distributions, value, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property and all subscription warrants, rights or options issued thereon or with respect thereto;

(e) each Material Contract and other contract or agreement (other than the Financing Documents, the Springdale Turbine Contract and the Black & Veatch Contract), to which such Grantor is now or may hereafter become a party, in each case as such agreements may be amended, amended and restated, supplemented or otherwise modified from time to time (collectively, the “Assigned Agreements”), including (i) all rights of such Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) claims of such Grantor for damages arising out of or for breach of or default under the Assigned Agreements and (iv) the right of such Grantor to terminate the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder (all such Collateral being the “Agreement Collateral”);

(f) the following (collectively, the “Account Collateral”):

(i) the Recovery Event Proceeds Account, the Controlled Accounts, the Operating Accounts and all funds and financial assets from time to time credited thereto (including all Cash Equivalents), all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such funds and financial assets, and all certificates and instruments, if any, from time to time representing or evidencing the Recovery Event Proceeds Account;

(ii) all promissory notes, certificates of deposit, deposit accounts, checks and other instruments from time to time delivered to or otherwise possessed by the Collateral Agent for or on behalf of such Grantor, including those delivered or possessed in substitution for or in addition to any or all of the then existing Account Collateral; and

(iii) all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral;

(g) all of the following to the extent used only by the Company or any of its Subsidiaries (and not by any other Person (including Affiliates)) in connection with the conduct of their respective businesses (collectively, the “Intellectual Property Collateral”):

(i) all patents, patent applications, utility models and statutory invention registrations, all inventions claimed or disclosed therein and all improvements thereto (“Patents”);

(ii) all trademarks, service marks, domain names, trade dress, logos, designs, slogans, trade names, business names, corporate names and other source identifiers, whether registered or unregistered (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together, in each case, with the goodwill symbolized thereby (“Trademarks”);

(iii) all copyrights, including copyrights in Computer Software (as hereinafter defined), internet web sites and the content thereof, whether registered or unregistered (“Copyrights”);

(iv) all computer software, programs and databases (including source code, object code and all related applications and data files), firmware and documentation and materials relating thereto, together with any and all maintenance rights, service rights, programming rights, hosting rights, test rights, improvement rights, renewal rights and indemnification rights and any substitutions, replacements, improvements, error corrections, updates and new versions of any of the foregoing (“Computer Software”);

(v) all confidential and proprietary information, including know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information (collectively, “Trade Secrets”), and all other intellectual, industrial and intangible property of any type, including industrial designs and mask works;

(vi) all registrations and applications for registration for any of the foregoing, together with all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations thereof;

(vii) all tangible embodiments of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

(viii) all agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any of the foregoing to which such Grantor, now or hereafter, is a party or a beneficiary; and

(ix) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages;

(h) all commercial tort claims described in Schedule 5.01(h) (collectively, the “Commercial Tort Claims Collateral”);

(i) all books and records (including customer lists, credit files, printouts and other computer output materials and records) of such Grantor pertaining to any of the Collateral;

(j) to the extent not already included within any of clauses (a) through (i) above, the Springdale Assets; and

(k) all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral (including proceeds, collateral and supporting obligations that constitute property of the types described in clauses (a) through (i) of this Section 5.01 and this clause (k)) and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, (B) tort claims, including all commercial tort claims and (C) cash;

provided, however, that notwithstanding any of the other provisions set forth in this Section 5.01, this Agreement shall not, at any time, constitute a grant of a security interest in any property that is, at such time, an Excluded Asset.

Section 5.02 Security for Obligations. Subject to the effectiveness and priorities with respect to the security interests granted pursuant to Section 5.01 as set forth in Section 2.02, this Agreement secures, in the case of each Grantor, the payment of all Secured Obligations and the Springdale Obligations. Without limiting the generality of the foregoing, this Agreement secures, as to the Company and each other Grantor, the payment of all amounts that constitute part of the Secured Obligations and would be owed by the Company or any other Grantor to any Secured Party under any Financing Document but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving the Company or any other Grantor.

Section 5.03 Delivery and Control of Security Collateral and Account Collateral. (a) All certificates or instruments representing or evidencing Security Collateral shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Representative Agents but excluding checks, certificates of title and other similar instruments; provided that instruments evidencing Pledged Debt need not be delivered until and unless a Facility Event of Default has occurred and is continuing. The Collateral Agent shall have the right, at any time in its discretion and without notice to any Grantor, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Security Collateral, subject only to the revocable rights specified in Section 5.14. In addition, the Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Security Collateral for certificates or instruments of smaller or larger denominations.

(b) With respect to any Security Collateral in which any Grantor has any right, title or interest and that constitutes an uncertificated security, such Grantor will cause the issuer thereof either (i) to register the Collateral Agent as the registered owner of such security or (ii) to agree in an authenticated record with such Grantor and the Collateral Agent that such issuer will comply with instructions with respect to such security originated by the Collateral Agent without further consent of such Grantor, such authenticated record to be in form and substance satisfactory to the Collateral Agent. With respect to any Security Collateral in which any Grantor has any right, title or interest and that is not an uncertificated security, upon the request of the Collateral Agent, such Grantor will notify each such issuer of Pledged Equity that such Pledged Equity is subject to the security interest granted hereunder.

(c) Upon the request of the Collateral Agent, each Grantor will notify each such issuer of Pledged Debt that such Pledged Debt is subject to the security interest granted hereunder.

Section 5.04 Further Assurances; Etc. (a) Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as any Agent, the Depository Bank or any other Secured Party through its Representative Agent (in the case of a Related Creditor), may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Financing Documents, (ii) to the fullest extent permitted by Applicable Law, subject it or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder (provided that, until a Facility Event of Default has occurred and is continuing, no notice of Liens thereunder to Persons other than Affiliates of the Company) and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Financing Document or under any other instrument executed in connection with any Financing Document to which it or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so. Without limiting the generality of the foregoing, each Grantor will promptly with respect to Collateral of such Grantor: (A) at the request of the Intercreditor Agent or any Representative Agent, mark conspicuously each document included in Inventory, each chattel paper included in Receivables, each Related Contract, each Assigned Agreement and each of its records pertaining to such Collateral with a legend, in form and substance satisfactory to the Representative Agents, indicating that such document, chattel paper, Related Contract, Assigned Agreement or Collateral is subject to the security interest granted hereby; (B) if any such Collateral shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Collateral Agent hereunder such note or instrument or chattel paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Representative Agents; (C) execute or authenticate and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as any Representative Agent may request, in order to perfect and preserve the security interest granted or purported to be granted by such Grantor hereunder; (D) deliver and pledge to the Collateral Agent for benefit of the Secured Parties certificates representing Security Collateral that constitutes certificated securities, accompanied by undated stock or bond powers executed in blank; (E) take all action necessary to ensure that the Collateral Agent has control of Collateral consisting of deposit accounts, electronic chattel paper, investment property, letter-of-credit rights and transferable records as provided in Sections 9-104, 9-105, 9-106 and 9-107 of the UCC and in Section 16 of UETA; (F) at the request of any Representative Agent, take all action to ensure that the Collateral Agent’s security interest is noted on any certificate of ownership related to any Collateral evidenced by a certificate of ownership; (G) at the request of any Representative Agent, cause the Collateral Agent to be the beneficiary under all letters of credit that constitute Collateral, with the exclusive right to make all draws under such letters of credit, and with all rights of a transferee under Section 5-114(e) of the UCC; and (H) deliver to the Collateral Agent evidence that all other action that any Representative Agent may deem reasonably necessary or desirable to perfect and protect the security interest created by such Grantor under this Agreement has been taken. From time to time upon request by the Collateral Agent, each Grantor will, at such Grantor’s expense, cause to be delivered to the Collateral Agent, for the benefit of the Secured Parties, an opinion of counsel, from outside counsel reasonably satisfactory to the Collateral Agent, as to such matters relating to the transactions contemplated hereby as the Collateral Agent may reasonably request.

(b) The Company shall deliver to the Collateral Agent, the Intercreditor Agent and each Representative Agent:

(i) as soon as reasonably available after the end of each fiscal quarter (but in any event within 45 days thereof), a report supplementing Schedule 5.04(b), including an identification of all Material Property acquired by any Grantor during such fiscal quarter (the “Acquired Material Property”) including a list and description (including the street address, county or other relevant jurisdiction, state, record owner and book value thereof) and a description of such other changes in the information included in such Schedule as may be necessary for such Schedule to be accurate and complete in respect of such Acquired Material Property; and

(ii) promptly upon the request of the Intercreditor Agent or any Representative Agent (but in any event within 75 days of such request), the following: (A) Mortgages, duly executed by the appropriate Grantor in respect of the Acquired Material Property, (B) confirmations from the title insurance company recording the Mortgages referred to in clause (A) that duly executed counterparts of such Mortgages sufficient for recording in all filing or recording offices that the Intercreditor Agent or any Representative Agent may deem necessary or desirable in order to create valid and subsisting Liens on the property described therein in favor of the Collateral Agent for the benefit of the Secured Parties have been recorded, and evidence reasonably satisfactory to the Intercreditor Agent and the Representative Agents that all filing and recording taxes and fees have been paid; (C) fully paid American Land Title Association Lender’s Extended Coverage title insurance policies in form and substance, with endorsements and in amounts acceptable to the Intercreditor Agent and the Representative Agents, issued by title insurers acceptable to the Intercreditor Agent and the Representative Agents, insuring the Mortgages referred to in clause (A) to be valid and subsisting Liens on the properties described therein, free and clear of all defects (including mechanics’ Liens and materialmen’s Liens) and encumbrances, excepting only Permitted Liens, and providing for such other affirmative insurance (including endorsements for future advances under the Financing Documents and for mechanics’ and materialmen’s Liens) as the Intercreditor Agent or any Representative Agent may deem necessary or desirable; (D) ALTA Surveys (for which all necessary fees (where applicable) have been paid) of the Acquired Material Property dated reasonably near the date of such delivery; (E) confirmation from the title insurance company recording the Mortgages delivered pursuant to clause (A) with respect to the validity and (subject to the exceptions and encumbrances permitted therein) the priorities of the Mortgages; and (F) evidence that all action (including payment by the Company to the title insurance company recording the Mortgages delivered pursuant to clause (A) of the amount previously notified by such title insurance company to the Company as necessary for it to record such Mortgages) that the Intercreditor Agent or any Representative Agent may deem necessary or desirable in order to perfect and protect the liens and security interests created under the Collateral Documents (other than the Other Perfection Requirements) securing all Obligations of the Company and the other Grantors under the Financing Documents have been taken.

(c) Each Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, including one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of such Grantor, in each case without the signature of such Grantor, and regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Agreement. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. Each Grantor ratifies its authorization for the Collateral Agent to have filed such financing statements, continuation statements or amendments filed prior to the Amendment Date.

(d) The Company will furnish to the Collateral Agent, at any time upon the request of the Collateral Agent (if reasonably instructed to do so by any Representative Agent), an opinion of counsel, from outside counsel reasonably satisfactory to the Collateral Agent, to the effect that all financing or continuation statements have been filed, and all other action has been taken (including action necessary to (i) give the Collateral Agent control over the Collateral as provided in Sections 9-104, 9-105, 9-106 and 9-107 of the UCC and Section 16 of UETA and (ii) cause the security interest in any Collateral evidenced by a certificate of ownership to be noted on such certificate of ownership) to perfect continuously from the Amendment Date the security interest granted hereunder.

Section 5.05 As to the Assigned Agreements. (a) Each Grantor will at its expense:

(i) perform and observe all terms and provisions of the Assigned Agreements to be performed or observed by it, maintain the Assigned Agreements to which it is a party in full force and effect, enforce the Assigned Agreements to which it is a party in accordance with the terms thereof and take all such action to such end as may be requested from time to time by the Collateral Agent, except, in any case, where the failure to do so, either individually or in the aggregate, could not reasonably be likely to have a Material Adverse Effect; and

(ii) furnish to the Collateral Agent promptly upon receipt thereof copies of all notices, requests and other documents received by such Grantor under or pursuant to the Material Contracts to which it is a party regarding or related to any breach or default by any party thereto that could reasonably be expected to have a Material Adverse Effect or the occurrence of any other event that could reasonably be expected to have a Material Adverse Effect and copies of any amendment, modification or waiver of any Material Contract.

(b) Each Grantor agrees that it will not, except to the extent otherwise permitted under the Financing Documents, take any other action in connection with any Material Contract that could reasonably be expected to have a Material Adverse Effect on the rights and remedies of any Secured Party under any Financing Document.

(c) Each Grantor hereby consents on its behalf and on behalf of its Subsidiaries to the assignment and pledge to the Collateral Agent for benefit of the Secured Parties of each Assigned Agreement to which it is a party by any other Grantor hereunder.

(d) The Company hereby agrees that as soon as reasonably available after entering into any Material Contract with any Regulated Affiliate after the Closing Date (but in any event within 30 days thereof), it shall deliver to the Collateral Agent a Consent to the assignment of such Material Contract pursuant to this Agreement duly executed by such Regulated Affiliate.

Section 5.06 Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in such Grantor’s Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Financing Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 5.07 Additional Equity Interests. Each Grantor agrees that it will (a) cause each issuer of the Pledged Equity pledged by such Grantor not to issue any Equity Interests or other securities in addition to or in substitution for the Pledged Equity issued by such issuer, except to such Grantor or any other Person holding Equity Interests in such Grantor on a ratable basis in accordance with the Equity Interest so held, and (b) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional Equity Interests or other securities of each issuer of the Pledged Equity.

Section 5.08 Maintaining Electronic Chattel Paper, Transferable Records and Letter-of-Credit Rights and Giving Notice of Commercial Tort Claims. The Company covenants and agrees that on and after the Amendment Date and until all Secured Obligations are paid in full and all Commitments shall have terminated:

(a) each Grantor will maintain all (i) electronic chattel paper so that the Collateral Agent has control of the electronic chattel paper in the manner specified in Section 9-105 of the UCC and (ii) all transferable records so that the Collateral Agent has control of the transferable records in the manner specified in Section 16 of the Uniform Electronic Transactions Act, as in effect in the jurisdiction governing such transferable record (“UETA”);

(b) each Grantor will maintain all letter-of-credit rights assigned to the Collateral Agent so that the Collateral Agent has control of the letter-of-credit rights in the manner specified in Section 9-107 of the UCC; and

(c) each Grantor will immediately give notice to the Collateral Agent of any commercial tort claim where such Grantor is claiming damages in an aggregate amount in excess of $25,000,000 that may arise in the future and will immediately execute or otherwise authenticate a supplement to this Agreement, and otherwise take all necessary action, to subject such commercial tort claim to the first priority security interest created under this Agreement.

Section 5.09 Equipment and Inventory. (a) Each Grantor will cause all Equipment (other than any Equipment that is immaterial or non-essential to the conduct of business of the Company and its Subsidiaries, taken as a whole) of such Grantor to be maintained and preserved in accordance with prudent practices then being utilized in the merchant, non-regulated power generation industry and in accordance with Applicable Laws (including Environmental Laws). Each Grantor will pay and discharge before the same shall become delinquent, (i) all taxes, assessments and other governmental charges or levies imposed upon the Equipment and Inventor of such Grantor and (ii) all lawful claims that, if unpaid, will be law become a Lien upon its property not otherwise permitted under the Financing Documents; provided that such grantor shall not be required to pay or discharge any such tax, assessment, charge or claim that is the subject of a Contest.

(b) Each Grantor will pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and Inventory of such Grantor that, if unpaid, will by law become a Lien (other than a Permitted Lien), except to the extent such taxes are the subject of a Contest.

Section 5.10 Insurance. (a) The Company will, or will cause its Subsidiaries to, maintain property damage and liability insurance in accordance with the terms of the Financing Documents. Each policy of each Grantor for liability insurance shall provide for all losses to be paid on behalf of the Collateral Agent and such Grantor as their interests may appear, and each policy for property damage insurance shall provide for all losses to be paid directly to the Collateral Agent (except for losses of less than $25,000,000 per occurrence or series of related occurrences, which shall be paid directly to a Controlled Account). Each endorsement or certificate of insurance for such policy (other than with respect to any policy of liability insurance) shall in addition (i) name the Collateral Agent, and name or cover each Grantor, in each case, as insured parties thereunder (without any representation or warranty by or obligation upon the Collateral Agent) as their interests may appear, (ii) contain the agreement by the insurer that any loss thereunder shall be payable to the Collateral Agent notwithstanding any action, inaction or breach of representation or warranty by such Grantor, (iii) provide that at least ten days’ prior written notice of cancellation or of lapse shall be given to the Collateral Agent by the insurer and (iv) not provide for any recourse against any Creditor Party for the payment premiums or other amounts with respect thereto. The relevant Grantor will, if so requested by the Collateral Agent (as instructed by the Intercreditor Agent or any Representative Agent), deliver to the Collateral Agent original or duplicate policies of such insurance and, as often as the Collateral Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance. Further, the relevant Grantor will, at the request of the Collateral Agent (as instructed by the Intercreditor Agent or any Representative Agent), duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of the Financing Documents and cause the insurers to acknowledge notice of such assignment.

(b) Reimbursement under any liability insurance maintained by any Grantor pursuant to the Financing Documents may be paid directly to the Person who shall have incurred liability covered by such insurance.

(c) All insurance payments received by the Collateral Agent in connection with any loss, damage or destruction of any Inventory or Equipment will be released by the Collateral Agent in accordance with Section 4.14.

Section 5.11 Post-Closing Changes; Bailees; Collections on Assigned Agreements, Receivables and Related Contracts. (a) No Grantor will change its name, type of organization, jurisdiction of organization, organizational identification number from those set forth in Section 3.01(a) without first giving at least 30 days’ prior written notice to the Collateral Agent and taking all action required by the Collateral Agent for the purpose of perfecting or protecting the security interest granted by this Agreement. No Grantor will become bound by a security agreement authenticated by another Person (determined as provided in Section 9-203(d) of the UCC) without giving the Collateral Agent 30 days’ prior written notice thereof and taking all action required by any Representative Agent to ensure that the perfection and first priority nature of the Collateral Agent’s security interest in the Collateral will be maintained. Each Grantor will hold and preserve its records relating to the Collateral, including the Assigned Agreements and Related Contracts, and will permit representatives of the Collateral Agent at any time during normal business hours to inspect and make abstracts from such records and other documents. If the Grantor does not have an organizational identification number and later obtains one, it will forthwith notify the Collateral Agent of such organizational identification number.

(b) If any Collateral of any Grantor with a value in excess of $25,000,000 is at any time in the possession or control of a warehouseman, bailee or agent, and the Collateral Agent so requests such Grantor will (i) notify such warehouseman, bailee or agent of the security interest created hereunder, (ii) instruct such warehouseman, bailee or agent to hold all such Collateral solely for the Collateral Agent’s account subject only to the Collateral Agent’s instructions (which shall permit such Collateral to be removed by such Grantor in the ordinary course of business until the Collateral Agent notifies such warehouseman, bailee or agent that a Facility Event of Default has occurred and is continuing), (iii) use commercially reasonable efforts, to cause such warehouseman, bailee or agent to authenticate a record acknowledging that it holds possession of such Collateral for the Collateral Agent’s benefit and shall act on the instructions of the Collateral Agent without the further consent of the Grantor or any other Person, and (iv) make such authenticated record available to the Collateral Agent.

(c) Except as otherwise provided in this subsection (c), each Grantor will continue to collect, at its own expense, all amounts due or to become due such Grantor under the Assigned Agreements, Receivables and Related Contracts. In connection with such collections, such Grantor may take (and, at any Representative Agent’s direction, will take) such action as such Grantor or any Representative Agent may deem necessary or advisable to enforce collection of the Assigned Agreements, Receivables and Related Contracts; provided that the Collateral Agent shall have the right at any time upon the occurrence and during the continuance of a Facility Event of Default and upon written notice to such Grantor of its intention to do so, to notify the obligors under any Assigned Agreements, Receivables and Related Contracts of the assignment of such Assigned Agreements, Receivables and Related Contracts to the Collateral Agent and to direct such obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Assigned Agreements, Receivables and Related Contracts, to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done, and to otherwise exercise all rights with respect to such Assigned Agreements, Receivables and Related Contracts, including those set forth set forth in Section 9-607 of the UCC. After receipt by any Grantor of the notice from the Collateral Agent referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including instruments) received by such Grantor in respect of the Assigned Agreements, Receivables and Related Contracts of such Grantor shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement) to be deposited in the Enforcement Proceeds Account and applied as provided in Section 6.11 and (ii) such Grantor will not adjust, settle or compromise the amount or payment of any Receivable or amount due on any Assigned Agreement or Related Contract, release wholly or partly any obligor thereof, or allow any credit or discount thereon. No Grantor will permit or consent to the subordination of its right to payment under any of the Assigned Agreements, Receivables and Related Contracts to any other indebtedness or obligations of the obligor thereof.

Section 5.12 Intellectual Property Collateral. (a) With respect to each item of its Intellectual Property Collateral, each Grantor agrees to take, at its expense, all commercially reasonable steps, including in the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other Governmental Authority, to (i) maintain the validity and enforceability of such Intellectual Property Collateral and maintain such Intellectual Property Collateral in full force and effect, except expirations or terminations in the ordinary course, and (ii) pursue the registration and maintenance of each unexpired patent, trademark, or unexpired copyright registration or application, now or hereafter included in such Intellectual Property Collateral of such Grantor, including the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing, where appropriate, of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing, where appropriate, of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings. No Grantor shall, without the written consent of any Representative Agent, discontinue use of or otherwise abandon any Intellectual Property Collateral, or abandon any right to file an application for patent, trademark, or copyright, unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property Collateral is no longer desirable in the conduct of such Grantor’s business and that the loss thereof would not be reasonably likely to have a Material Adverse Effect, in which case, such Grantor will give prompt notice of any such abandonment to the Collateral Agent.

(b) Where required by Applicable Law, each Grantor shall use proper statutory notice in connection with its use of each item of its Intellectual Property Collateral.

(c) Each Grantor shall take all steps which it or any Representative Agent deems reasonable and appropriate to preserve and protect each item of its Intellectual Property Collateral, including taking all reasonable steps necessary to ensure that all licensed users of any of the Trademarks use such consistent standards of quality.

Section 5.13 Letter-of-Credit Rights. (a) Each Grantor, by granting a security interest in its Receivables consisting of letter-of-credit rights to the Collateral Agent, intends to (and hereby does) assign to the Collateral Agent its rights (including its contingent rights) to the proceeds of all Related Contracts consisting of letters of credit of which it is or hereafter becomes a beneficiary or assignee.

(b) Upon the occurrence of any Facility Event of Default, each Grantor will, promptly upon request by any Representative Agent, (i) notify and such Grantor hereby authorizes the Collateral Agent to notify) the issuer and each nominated person with respect to each of the Related Contracts consisting of letters of credit that the proceeds thereof have been assigned to the Collateral Agent hereunder and any payments due or to become due in respect thereof are to be made directly to the Collateral Agent or its designee and (ii) arrange for the Collateral Agent to become the transferee beneficiary of letter of credit.

Section 5.14 Voting Rights, Dividends, Etc. (a) So long as no Facility Event of Default shall have occurred and be continuing:

(i) each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of such Grantor or any part thereof for any purpose; provided that such Grantor will not exercise or refrain from exercising any such right if such action would violate this Agreement;

each Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral of such Grantor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Financing Documents; and

(ii) the Collateral Agent will execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above. In the absence of instructions to vote or exercise other rights, the Collateral Agent shall not be obligated and shall incur no liability for its failure to take any action in respect of such rights.

(b) Upon the occurrence and during the continuance of any Facility Event of Default:

(i) all rights of each Grantor (A) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 5.14(a)(i) shall, upon notice to such Grantor by the Collateral Agent (as instructed by the Intercreditor Agent), cease and (B) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 5.14(a)(ii) shall, upon notice to such Grantor by the Collateral Agent (as instructed by the Intercreditor Agent), automatically cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights (in each case, as instructed by the Intercreditor Agent) and to receive and hold as Security Collateral such dividends, interest and other distributions; and

(ii) all dividends, interest and other distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 5.14(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).

Section 5.15 The Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Collateral Agent such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time, in the Collateral Agent’s discretion, to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a) (i) to obtain and adjust insurance proceeds required to be paid to the Collateral Agent pursuant to the terms of the Financing Documents; and (ii) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above; and

(c) to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Assigned Agreement or the rights of the Collateral Agent with respect to any of the Collateral;

provided that the Collateral Agent shall not exercise the power and authority granted to it pursuant to this Section 5.15 above except during such period as a Facility Event of Default has occurred and is continuing.

Section 5.16 Springdale Assets. The Company hereby agrees that it will not conduct any Asset Sale with respect to any of the Springdale Assets, except to the extent that either (a) the Net Cash Proceeds received from such Asset Sale are equal to or greater than the amount necessary to prepay in full all Senior Debt Obligations outstanding under the Springdale Tranche B Facility or (b) each of the Initial Lenders and the Consenting Amended Note Noteholders have otherwise agreed in writing prior to the time of such Asset Sale.

ARTICLE VI

REMEDIES AND ENFORCEMENT

Section 6.01 Remedies and Enforcement Action. At such time as any Facility Event of Default has occurred and is continuing:

(a) The Collateral Agent shall take such action in respect of the Recovery Event Proceeds Account and the Controlled Accounts (including the issuance of any Notice of Exclusive Control) as it may be directed by the Required Creditors (acting through the Intercreditor Agent) in accordance with the provisions of Section 6.02.

(b) The Required Creditors (acting through the Intercreditor Agent) shall have the right to issue a Remedies Notice instructing the Collateral Agent to take any Enforcement Action, and the Collateral Agent shall take any such Enforcement Action as so instructed by such Required Creditors (acting through the Intercreditor Agent).

Section 6.02 Procedures Following the Occurrence of a Facility Event of Default. (a) Each Representative Agent hereby agrees to give prompt notice to the Collateral Agent upon any declaration of a Facility Event of Default (i) with respect to the Indenture Trustee, by the Amended Note Noteholders in accordance with the terms of the Refinancing Indenture and the Amended Notes, (ii) with respect to the Administrative Agent, by the Term B Lenders and the Term C Lenders in accordance with the terms of the Common Terms Agreement and (iii) with respect to any other Additional Secured Debt Agent, by the Secured Lenders party to the relevant Additional Secured Debt Agreement or holding any related Facility Note.

(b) At any time after the Collateral Agent has received notice from any Representative Agent of the declaration of a Facility Event of Default under or in respect of any Facility, the Collateral Agent shall serve a notice (a “Notice of Default”) on each Representative Agent and the Intercreditor Agent which (i) describes the relevant Facility Event of Default, and (ii) requests instructions from the Required Creditors as to what Enforcement Action (if any) should be taken in respect of such Facility Event of Default.

(c) Following receipt of any Notice of Default, if the Required Creditors decide to take any Enforcement Action, the Required Creditors shall, acting through the Intercreditor Agent, provide a written notice (a “Remedies Notice”) to the Collateral Agent of such decision and direct the Collateral Agent to deposit any Enforcement Proceeds received in connection with the applicable Enforcement Action into the Springdale Enforcement Proceeds Sub-Account or the General Enforcement Proceeds Sub-Account, as applicable and, upon receipt of such Remedies Notice, the Collateral Agent shall take the Enforcement Action or Actions set forth in such Remedies Notice in accordance with Section 6.03 and the terms of the other Financing Documents to which the Collateral Agent is a party.

(d) Until such time as the Required Creditors (acting through the Intercreditor Agent) have delivered a Remedies Notice to the Collateral Agent pursuant to Section 6.02(c), no Creditor Party shall be entitled to (i) take any Enforcement Action in connection with the occurrence and during the continuance of any Facility Event of Default; or (ii) instruct the Collateral Agent to take any Enforcement Action; provided that nothing contained herein shall limit the rights of the Required Creditors to instruct in writing the Collateral Agent to make, or to immediately cease making, any applications from the Recovery Event Proceeds Account or the obligation of the Collateral Agent to comply with such instructions, in each case to the extent consistent with the Financing Documents. Upon receipt of a Remedies Notice, the Collateral Agent shall as promptly as practicable deliver copies thereof to each Representative Agent and the Intercreditor Agent.

(e) Each Remedies Notice shall specify the particular Enforcement Action that the Collateral Agent is directed thereunder to take, and shall be effective on the date set forth in such notice (the “Remedies Effective Date”).

(f) Nothing in this Article VI shall be construed to restrict the right of Creditor Parties to elect to waive any Facility Event of Default arising under any Facility to which it is a party or agree to any amendment of one or more of the Financing Documents in order to cure such Facility Event of Default in accordance with the terms of the Facility under which such Facility Event of Default has occurred.

Section 6.03 Exercise of Remedies. (a) Notwithstanding anything to the contrary contained in this Agreement, the Collateral Agent shall not commence or otherwise take any action or proceeding to realize upon any or all of the Collateral or exercise any other rights or enforce any other remedies available under the Financing Documents or as a matter of law unless and until a Remedies Notice has been delivered to it pursuant to Section 6.02 and the Remedies Effective Date specified therein has occurred; provided that nothing contained herein shall limit the rights of the Required Creditors (acting through the Intercreditor Agent) to instruct in writing the Collateral Agent to (i) make, or to immediately cease making, any applications from the Recovery Event Proceeds Account, or the obligation of the Collateral Agent to comply with such instructions or (ii) issue a Notice of Default, in each case to the extent consistent with the Financing Documents.

(b) At the direction of a Remedies Notice, the Collateral Agent, from and after the Remedies Effective Date specified in such Remedies Notice, shall take the Enforcement Action or Actions specified therein, including (to the extent specified therein) seeking to enforce the Collateral Documents and to realize upon the Collateral or, in the case of any Insolvency Proceeding against the Company or any of its Subsidiaries, seeking to enforce the claims of the Creditors Parties thereunder; provided that the Collateral Agent shall not be obligated to follow any Remedies Notice as to which the Collateral Agent has not received adequate security or indemnity or to the extent that the Collateral Agent has received a written opinion or advice of its counsel to the effect that actions required to be taken by it pursuant to such Remedies Notice are in conflict with any provisions of Applicable Law, this Agreement or any other Financing Document or any order of any Governmental Authority, and the Collateral Agent shall not under any circumstances (except to the extent that any such liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted directly and primarily from its gross negligence or willful misconduct), be liable to any Creditor Party or any other Person for following or refraining from following the written directions contained in any Remedies Notice.

(c) In connection with any Enforcement Action with respect to the Springdale Assets, each Creditor Party hereby agrees that it shall take all reasonable steps necessary to effectuate the sub-division of the Springdale Assets from the Group Assets.

Section 6.04 Insolvency Default. Notwithstanding any provision to the contrary in this Agreement or any other Financing Document, upon the occurrence of any Facility Event of Default caused by a bankruptcy, insolvency, reorganization or other similar action or condition of the Company all unutilized Commitments under the Facilities shall immediately terminate, and all principal of, accrued and unpaid interest on and other amounts due in respect of, the Senior Debt Obligations shall be immediately due and payable without presentment, demand, protest or notice of any kind whatsoever.

Section 6.05 No Liability for Collateral Agent. (a) The Collateral Agent shall not incur any liability for failing to act while waiting for instructions from the Required Creditors (acting through the Intercreditor Agent) hereunder.

(b) Except as otherwise specifically provided in this Agreement, the Collateral Agent shall not take any action pursuant to written instructions given to it by any Person, except with the prior written consent of the Required Creditors (acting through the Intercreditor Agent).

Section 6.06 Sale; Incidents of Sale. In connection with any sale of any Collateral pursuant to a Remedies Notice, the Company agrees that, to the extent notice of sale shall be required by Applicable Law, at least ten days’ notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. With respect to any sale of any of the Collateral made or caused to be made by the Collateral Agent in accordance with any Remedies Notice, whether made under the power of sale hereby given or pursuant to judicial proceedings, to the extent permitted by Applicable Law:

(a) Any Creditor Party (including any Secured Party), the Company, the Parent and any Affiliate thereof may bid for, and purchase, the Collateral offered for sale, and, upon compliance with the terms of sale, may hold and dispose of such property;

(b) The Collateral Agent may, but shall not be obligated to, make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer covering the Collateral sold;

(c) The Collateral Agent, as the case may be, pursuant to the power of attorney granted pursuant to Section 5.15, may make all necessary deeds, bills of sale and instruments of assignment and transfer of the Collateral thus sold, and for that purpose the Collateral Agent may execute all necessary deeds, bills of sale and instruments of assignment and transfer, and may substitute one or more Persons with like power; and

(d) Upon a sale of any Equity Interests in a Subsidiary of the Company pledged or assigned pursuant to Article V or substantially all of the Assets of any Grantor, whether made under the power of sale hereby given or pursuant to judicial proceedings, such Grantor shall permit, to the extent permitted by Applicable Law, the purchaser thereof and its successors and its or their permitted assigns to take and use the name of such Grantor and to carry on business under such name or any variant or variants thereof and to use and employ any and all other trade names and trademarks of such Grantor.

Section 6.07 Collateral Agent May File Proofs of Claim. In case of the pendency of any Insolvency Proceeding relative to any Grantor or the Collateral, the Collateral Agent (irrespective of whether any of the outstanding Senior Debt Obligations shall then be due and payable) shall be entitled and empowered (but not obligated), by intervention in such proceeding or otherwise, (a) to file and prove a claim for the whole amount of the Senior Debt Obligations owing and unpaid and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Collateral Agent (including any claim for the reasonable compensation, disbursements and advances of the Collateral Agent in its individual or trust capacity and its agents and counsel) and of any other Creditor Parties allowed in such judicial proceeding and (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Creditor Party to make such payments to the Collateral Agent.

Section 6.08 Collateral Agent May Enforce Claims. All rights of action and claims under this Agreement and the other Financing Documents may be prosecuted and enforced by the Collateral Agent; provided that the Collateral Agent is also hereby appointed as agent for the other Creditor Parties for this and the other purposes of this Agreement and the other Financing Documents, and the Collateral Agent shall take such action solely as agent for the Creditor Parties. Enforcement Proceeds received by the Collateral Agent in connection with any Facility Event of Default shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of (a) the Collateral Agent, in its capacity as Collateral Agent (including previously outstanding amounts in respect thereof) and (b) its agents and counsel, be for the benefit of the other relevant Creditor Parties and deposited into the Enforcement Proceeds Account for application as provided in Section 6.11.

Section 6.09 Control of Enforcement Action. The Required Creditors (acting through the Intercreditor Agent) shall have the right in accordance with Applicable Law:

(a) to direct the Collateral Agent to enforce this Agreement (i) by judicial proceedings for the enforcement of the payment of Senior Debt Obligations and the enforcement of the security interests created under this Agreement and any other Financing Document, (ii) by the sale of the Collateral or any part thereof, or (iii) otherwise by the exercise of the power of entry or sale hereby conferred; and

(b) to direct the time, method and place of conducting any proceeding for any remedy available to the Collateral Agent, or exercising any power conferred upon the Collateral Agent hereunder or under any other Financing Document to which it is a party; provided that (i) such direction shall not be in conflict with Applicable Law, this Agreement or any other Financing Document and (ii) the Collateral Agent may take any other reasonable action incidental to carrying out any direction of the Required Creditors.

Section 6.10 Enforcement Proceeds Account. Upon receipt of a Remedies Notice, the Collateral Agent shall establish and thereafter maintain an account (the “Enforcement Proceeds Account”) for the purposes of depositing therein any Enforcement Proceeds received in respect of the Collateral. The Enforcement Proceeds Account shall consist of two subaccounts: (a) a Springdale Enforcement Proceeds Account (the “Springdale Enforcement Proceeds Sub-Account”) and (b) a General Enforcement Proceeds Account (the “General Enforcement Proceeds Sub-Account”). The Collateral Agent is hereby directed to deposit in, or credit to, (i) the Springdale Enforcement Proceeds Sub-Account, any Enforcement Proceeds received in respect of the Springdale Assets or the Springdale Liens and (ii) into the General Enforcement Proceeds Sub-Account, all other Enforcement Proceeds. All Enforcement Proceeds held in the Enforcement Proceeds Account shall be trust funds held by the Collateral Agent for the benefit of the Secured Parties for the purpose of making payments therefrom in accordance with Section 6.11.

Section 6.11 Application of Enforcement Proceeds. (a) Proceeds on deposit in, or credited to, the General Enforcement Proceeds Sub-Account shall be applied as promptly as practicable by the Collateral Agent at the direction of the Required Creditors (acting through the Intercreditor Agent), in the following order of priority:

first, pro rata to the payment of the Applicable Portion of all reasonable fees, costs and expenses hereunder and under any of the other Financing Documents (including legal fees and expenses) and other similar amounts owed to the Collateral Agent, the Depository Bank and the Mortgage Trustees in connection with the execution and administration of its duties hereunder or under any other Financing Document to which it is a party and the taking of any Enforcement Action;

second, pro rata to the payment of the Applicable Portion of all reasonable fees, costs, expenses (including legal fees and expenses) and any other amounts payable to the other Agents in connection with such Agent’s execution and administration of its duties hereunder or under any other Financing Document to which it is a party and the taking of any Enforcement Action;

third, pro rata to the payment of all Secured Obligations to each Representative Agent for further application by such Representative Agent to its Related Creditors in accordance with the terms of the relevant Financing Documents; and

fourth, after payment in full of the Secured Obligations, to the payment of the remainder, if any, to the applicable Grantor, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

(b) Proceeds on deposit in, or credited to, the Springdale Enforcement Proceeds Sub-Account shall be applied as promptly as practicable by the Collateral Agent at the direction of the Required Creditors (acting through the Intercreditor Agent), in the following order of priority:

first, pro rata to the payment of the Applicable Portion of all reasonable fees, costs and expenses hereunder and under any of the other Financing Documents (including legal fees and expenses) and other similar amounts owed to the Collateral Agent, the Depository Bank and the Mortgage Trustees in connection with the execution and administration of its duties hereunder or under any other Financing Document to which it is a party and the taking of any Enforcement Action;

second, pro rata to the payment of the Applicable Portion of all reasonable fees, costs, expenses and any other amounts payable to the other Agents in connection with such Agent’s execution and administration of its duties hereunder or under any other Financing Document to which it is a party and the taking of any Enforcement Action;

third, pro rata to the payment of all of the outstanding Senior Debt Obligations owed in respect of Advances under the Springdale Tranche B Facility (the “Springdale Obligations”) to the Administrative Agent for further application to the repayment of such Senior Debt Obligations;

fourth, pro rata to the payment of all Secured Obligations to each Representative Agent for further application by such Representative Agent to its Related Creditors in accordance with the terms of the relevant Financing Documents; and

fifth, after the payment in full of the Springdale Obligations and the Secured Obligations, to the payment of the remainder, if any, to the applicable Grantor, its successors or assigns or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

The terms of this Section 6.11 shall apply solely to the application of proceeds in the Enforcement Proceeds Account and shall in no way affect, impair or limit the rights of the Creditor Parties otherwise provided hereunder or in any other Financing Document.

Section 6.12 Subrogation, Etc. (a) Each Creditor Party agrees that notwithstanding the source of any Enforcement Proceeds on deposit in, or credited to the Enforcement Proceeds Account from time to time, that all such Enforcement Proceeds shall be applied as provided for in Section 6.11.

(b) In the event that the Enforcement Proceeds applied to repay any of the outstanding Senior Debt Obligations in accordance with Section 6.11 are derived from any Mortgage or Lien granted in respect of the Collateral in favor of any Secured Party (the “Principal Secured Party”) other than the Secured Party (the “Repaid Secured Party”) receiving payment in respect of its Senior Debt Obligations, then the Principal Secured Party shall be subrogated to the extent of the payments in respect of such Senior Debt Obligations to the extent so paid to the Repaid Secured Party (the “Subrogated Senior Debt Obligations”) to the rights of the Repaid Secured Party to receive payments and distributions of cash, property and securities applicable to such Subrogated Senior Debt Obligations. For purposes of such subrogation, no payments or distributions to any Repaid Secured Party of any Enforcement Proceeds to such Repaid Secured Party shall be deemed to be a payment or distribution by the Company or any other Grantor in respect of the Subrogated Senior Debt Obligations held by such Repaid Secured Party. The subrogation rights of any Principal Secured Party shall be subject to the provisions of Section 6.11 with respect to the repayment of any of the Subrogated Senior Debt Obligations.

(c) Promptly upon the request of any Principal Secured Party, each Repaid Secured Party owed any of the Senior Debt Obligations constituting Subrogated Senior Debt Obligations of such Principal Secured Party shall execute and deliver such documents as may be required under the Financing Documents relating to such Senior Debt Obligations to effect an assignment or transfer of such Senior Debt Obligations to such Principal Secured Party. The Company and each other Grantor agrees that any Principal Secured Party which is assigned or transferred any of the Senior Debt Obligations pursuant to this Section 6.12(c) may, to the fullest extent permitted by Applicable Law, exercise all its rights of payments (including the right of set-off) with respect to such Senior Debt Obligations as fully as if such Principal Secured Party were the original direct creditor of the Company in respect of the amount of the Senior Debt Obligations so assigned or transferred. No Creditor Party shall be required to pay any assignment or transfer fee to any agent in connection with any assignment or transfer contemplated by this Section 6.12(c) and no consent from any Person shall be required in connection with any such assignment or transfer.

Section 6.13 Other Remedies. Except as the same relates to the Collateral or as otherwise expressly prohibited by this Agreement, each Creditor Party may exercise any right or power, enforce any remedy, give any direction, consent or waiver or make any determination, under or in respect of any provision of any Financing Document to which it is a party.

ARTICLE VII

COLLATERAL AND INTERCREDITOR AGENT

Section 7.01 Authorization and Action of the Collateral Agent and Intercreditor Agent. Each Creditor Party (other than the Collateral Agent and Intercreditor Agent) hereby appoints and authorizes the Collateral Agent and the Intercreditor Agent to take such action as agent on its behalf and to (a) execute and deliver all of the Financing Documents (other than this Agreement) to which it is or is to be a party (including the Mortgages and the Consents) delivered or to be delivered on or after the Amendment Date as expressly contemplated by the Financing Documents; provided that any Financing Document (including any Mortgages or Consents) to be delivered at any point after the Amendment Date shall be in substantially the form of the relevant Financing Document (including any Consent or Mortgage) delivered pursuant to the terms of the Common Terms Agreement on or prior to the Amendment Date or the Collateral Agent shall be directed by the Intercreditor Agent to execute and deliver any such Financing Document (including any Mortgage or Consent) and (b) exercise such powers and discretion under this Agreement and the other Financing Documents to which the Collateral Agent or the Intercreditor Agent, as the case may be, is a party as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Financing Documents, neither the Collateral Agent nor the Intercreditor Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Creditors (acting, in the case of the Collateral Agent, through the Intercreditor Agent), and such instructions shall be binding upon all Creditor Parties or, with respect to the investment of funds in the Recovery Event Proceeds Account in Cash Equivalents in accordance with Section 4.06 only, the instructions of the Company; provided that neither the Collateral Agent nor the Intercreditor Agent shall be required to take any action that exposes it to personal liability or that is contrary to this Agreement or Applicable Law. Each of the Collateral Agent and the Intercreditor Agent agrees to give as promptly as practicable to each Representative Agent notice of each notice given to it by the Company or any other Person pursuant to the terms of this Agreement or any other Financing Document.

Section 7.02 Reliance. None of the Collateral Agent, the Depository Bank or the Intercreditor Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Financing Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each of the Collateral Agent, the Depository Bank and the Intercreditor Agent: (a) may consult with legal counsel (including counsel for any Grantor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any other Creditor and shall not be responsible to any other Creditor Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Financing Documents; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Financing Document on the part of any Grantor or to inspect the property (including the books and records) of any Grantor; (d) shall not be responsible to any other Creditor Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Financing Document or any other instrument or document furnished pursuant thereto; and (e) shall incur no liability under or in respect of any Financing Document by acting upon any notice, consent, certificate or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties.

Section 7.03 Citibank, CNAI and Affiliates. With respect to its Commitment (if any), the Advances made by it (if any), any Senior Debt Obligations owed to it (if any) and any Facility Notes issued to it, Citibank and CNAI shall have the same rights and powers under the Financing Documents as any other Creditor Party and may exercise the same as though it were not an Agent; and the terms “Creditor Party”, “Term Lender”, “Term Lenders”, “Secured Party”, “Creditor Parties”, “Term B Lender”, “Term B Lenders”, “Term C Lender”, “Term C Lenders” and “Secured Parties” shall, unless otherwise expressly indicated, include Citibank in its individual, and, agency capacities. Citibank and CNAI and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Company, the Parent, any Affiliate thereof, any of their respective Subsidiaries and any Person that may do business with or own securities of the Company, the Parent, any Affiliate thereof or any such Subsidiary, all as if Citibank, were not an Agent, and without any duty to account therefor to the other Creditor Parties.

Section 7.04 Acceptance of Collateral. The Collateral Agent has no duty to solicit the deposit of any Collateral with it by any Grantor or other Person and agrees to accept all Collateral to be delivered to or held by the Collateral Agent pursuant to the terms of this Agreement or any other Collateral Document. The Collateral Agent shall, on behalf and for the benefit of the Secured Parties, be the beneficiary and hold and safeguard any Collateral delivered to it during the term of this Agreement or any other Collateral Document as specified herein or therein and shall hold such Collateral in accordance with the provisions of this Agreement or such other Collateral Document, as the case may be; provided that the Collateral Agent shall not be required to hold or safeguard the Collateral with a higher degree of care than it holds and safeguards its own property.

Section 7.05 The Collateral Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Collateral Agent may, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor under Section 9.01.

Section 7.06 Duties. (a) The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

(b) Anything contained herein to the contrary notwithstanding, the Collateral Agent may from time to time, when the Collateral Agent deems it to be necessary, appoint one or more subagents (each, a “Subagent”) for the Collateral Agent hereunder with respect to all or any part of the Collateral. In the event that the Collateral Agent so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by each Grantor hereunder shall be deemed for purposes of this Agreement to have been made to such Subagent, in addition to the Collateral Agent, for the ratable benefit of the Secured Parties, as security for the Secured Obligations of such Grantor, (ii) such Subagent shall automatically be vested, in addition to the Collateral Agent, with all rights, powers, privileges, interests and remedies of the Collateral Agent hereunder with respect to such Collateral, and (iii) the term “Collateral Agent”, when used herein in relation to any rights, powers, privileges, interests and remedies of the Collateral Agent with respect to such Collateral, shall include such Subagent; provided that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent.

(c) None of the Collateral Agent, the Depository Bank or the Intercreditor Agent shall be deemed to have knowledge of (i) the occurrence of any Default or Facility Event of Default (or if any such event would occur after giving effect to any application of funds contemplated by any provision of this Agreement) unless and until it has received written notice thereof from the Company or any other Creditor Party or (ii) the existence, the content, or the terms and conditions of, any other agreement, instrument or document, in each case, to which it is not a party, whether or not referenced herein. Without prejudice to the foregoing, none of the Collateral Agent, the Depository Bank or the Intercreditor Agent shall be attributed with any knowledge or information that any other department or division of Citibank or any of its Affiliates may have from time to time.

(d) The parties hereto agree that any of the acknowledgements, consents, agreements and statements made by the Collateral Agent in respect of the Collateral in the Financing Documents are being made in its capacity as directed agent for, and on behalf and at the request of, the Secured Parties and that such acknowledgements, consents, and agreements are being made without independent investigation and without liability as a principal. The parties hereto understand and agree that, notwithstanding any other term of the Financing Documents, in making any determinations, taking actions, granting consents, refraining from taking actions, withholding consents contemplated in the Financing Documents, each of the Collateral Agent and the Intercreditor Agent is authorized, and should be expected, to consult with legal and other advisors and with the other Creditor Parties and their respective advisors. None of the Collateral Agent, the Depository Bank or the Intercreditor Agent shall incur any liability for any determination made or instruction given by the Required Creditors (acting, in the case of the Collateral Agent and the Depository Bank, through the Intercreditor Agent) and their respective advisors. The Collateral Agent assumes no responsibility and shall not be deemed to have assumed any responsibility, either express or implied, to monitor the validity or sufficiency of the Collateral. The Creditor Parties further acknowledge and agree that the provisions of the Financing Documents which empower and/or entitle the Collateral Agent to take action, to refrain to take action, or to request the taking or refraining from taking action, with respect to the Collateral or otherwise shall not impose, and shall not be deemed to impose, on the Collateral Agent an obligation to act independently from the instructions of the Creditor Parties or any class or portion thereof (in each case, acting, in the case of either the Collateral Agent or the Depository Bank, through the Intercreditor Agent or any Representative Agent, as the case may be) or to monitor the contingencies that may give rise to the exercise of such power or entitlement.

Section 7.07 Liability. None of the Depository Bank, the Collateral Agent or the Intercreditor Agent shall be liable for any error of judgment or for any act done or omitted to be done by it in good faith or for any mistake of fact or law, or for anything it may do or refrain from doing, except to the extent that any such liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted directly and primarily from its gross negligence or willful misconduct.

Section 7.08 Successor Collateral Agent, Depository Bank and Intercreditor Agent. (a) The Required Creditors may remove the Collateral Agent, the Depository Bank or the Intercreditor Agent at any time by giving to the Collateral Agent, the Depository Bank or the Intercreditor Agent (as applicable) 30 days’ prior written notice of removal. The Collateral Agent, the Depository Bank and the Intercreditor Agent may resign at any time by giving to each of the Representative Agents and the Company 15 days’ prior written notice of resignation.

(b) Within 30 days after giving the foregoing notice of removal to the Collateral Agent, the Depository Bank or the Intercreditor Agent (as applicable) or within 15 days after receiving the foregoing notice of resignation from the Collateral Agent, the Depository Bank or the Intercreditor Agent (as applicable) the Required Creditors shall appoint a successor collateral agent or depository bank (as applicable) and give notice of such successor collateral agent, depository bank or intercreditor agent (as applicable) to the Collateral Agent, the Depository Bank or the Intercreditor Agent (as applicable). If no successor collateral agent, depository bank or intercreditor agent (as applicable) shall have been so appointed by the Required Creditors, and shall have accepted such appointment, within 15 days after the retiring Collateral Agent’s, Depository Bank’s or Intercreditor Agent’s (as applicable) giving of notice of resignation or 30 days after the Required Creditors’ removal of the retiring Collateral Agent, Depository Bank or Intercreditor Agent (as applicable), then the retiring Collateral Agent, Depository Bank or Intercreditor Agent (as applicable) may on behalf of the other Secured Parties apply to a court of competent jurisdiction for appropriate relief or appoint a successor collateral agent or depository bank (as applicable), in each case, which shall be a Creditor Party; provided that if no Creditor Party is willing to become the successor collateral agent, depository bank or intercreditor agent (as applicable), then such successor Collateral Agent, Depository Bank or Intercreditor Agent (as applicable) shall be a commercial bank (or any Affiliate thereof) organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as the Collateral Agent, the Depository Bank or the Intercreditor Agent (as applicable) hereunder by a successor Collateral Agent, Depository Bank or Intercreditor Agent (as applicable) such successor Collateral

Agent, Depository Bank or Intercreditor Agent (as applicable) shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Collateral Agent, Depository Bank or Intercreditor Agent (as applicable) and the retiring Collateral Agent, Depository Bank or Intercreditor Agent (as applicable) shall be discharged from its duties and obligations under this Agreement and the other Financing Documents. After any retiring Collateral Agent’s, Depository Bank’s or Intercreditor Agent’s resignation or removal hereunder as the Collateral Agent, the Depository Bank or the Intercreditor Agent (as applicable) the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent, the Depository Bank or the Intercreditor Agent (as applicable) under this Agreement or any other Financing Document.

(c) Upon receipt of notice of the identity of the successor collateral agent, the Collateral Agent shall either deliver the funds on deposit in the Recovery Event Proceeds Account and all other Collateral then held hereunder to the successor collateral agent, less the Collateral Agent’s fees, costs, expenses and the value of other obligations owed to the Collateral Agent hereunder, or hold such funds (or any portion thereof) and such other Collateral (if any) pending distribution, until all such fees, costs and expenses or the value of other obligations are paid to it.

Section 7.09 Suits, Etc., Brought by the Collateral Agent. In any suit, proceeding or action brought by the Collateral Agent in its individual capacity (and in its capacity as agent hereunder) under or with respect to the Collateral for any sum owing under this Agreement or any other Financing Document, or to enforce any provisions hereof or thereof, the Company will save, indemnify and keep the Collateral Agent in its individual capacity (and in its capacity as trustee or agent hereunder) harmless from and against all expense, loss or damage (including reasonable attorney’s fees and documented expenses) suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligee thereunder, arising out of a breach by any Grantor of any of its obligations hereunder or thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligee or its successors from the Company, and all such obligations of the Company shall be and remain enforceable against and only against the Company, and shall not be enforceable against the Collateral Agent (in its individual capacity) or any other Creditor Party.

Section 7.10 Compensation of the Collateral Agent, the Depository Bank and the Intercreditor Agent . Each of the Collateral Agent, the Depository Bank and the Intercreditor Agent shall be entitled to reasonable compensation as may be agreed from time to time between the Company and such Agent or the Depository Bank, as the case may be, for all services rendered under this Agreement and the other Financing Documents to which it is a party and such compensation, together with reimbursement of such Agent or the Depository Bank, as the case may be, in its individual capacity (and its agency capacity) for its advances, disbursements and reasonable expenses in connection with the performance of the trust and activities provided for herein (including the reasonable fees and expenses of its agents and of counsel, accountants and other experts), shall be paid in full by the Company promptly following demand from such Agent or the Depository Bank, as the case may be, from time to time as services are rendered and expenses are incurred. All such payments made by the Company to the Collateral Agent, the

Depository Bank or the Intercreditor Agent, shall be made free and clear of all present and future income, stamp or other taxes, levies and withholdings imposed, assessed, levied or collected by the government of the United States of America or any political subdivision or taxing authority thereof. Except as otherwise expressly provided herein, no Creditor Party shall have any liability for any fees, expenses or disbursements of either of the Collateral Agent, the Depository Bank or the Intercreditor Agent. Any reasonable and documented fees, compensation, indemnity amounts (unless such indemnity amounts are subject to dispute among the parties hereto) or expenses of the Collateral Agent, the Depository Bank or the Intercreditor Agent (in its individual or agency capacity), or its counsel not paid as provided for herein may be taken from any Collateral held by the Collateral Agent hereunder, subject to the provisions of Article IX. Upon its resignation or removal, each of the Collateral Agent, the Depository Bank and the Intercreditor Agent shall be entitled to the prompt payment by the Company of its compensation and indemnification for the services rendered under this Agreement and the other Financing Documents to which it is a party, and to reimbursement of all reasonable out-of-pocket expenses up to the date of resignation or removal (including the reasonable fees and expenses of counsel, if any) incurred in connection with the performance of such services. The agreements in this Section 7.10 shall survive any resignation or removal of the Collateral Agent, the Depository Bank or the Intercreditor Agent, as the case may be, and the termination of the other provisions of this Agreement.

Section 7.11 Taxes, Stamp and Other Similar Taxes. (a) The Company shall pay or reimburse the Collateral Agent, the Intercreditor Agent and the Depository Bank upon request for any transfer taxes or other taxes relating to or incurred in connection with the Collateral and shall indemnify and hold harmless the Collateral Agent, the Intercreditor Agent and the Depository Bank from any amounts that it is obligated to pay in the way of such taxes. Any payments of income from the Collateral shall be subject to withholding regulations then in force with respect to United States federal taxation. Upon the Collateral Agent’s request, the Company and each Consenting Amended Note Noteholder and Secured Lender will promptly provide the Collateral Agent, the Intercreditor Agent and the Depository Bank with the appropriate Form W-9 for tax identification number certifications, or Form W-8BEN, for non-resident alien certifications. The Collateral Agent, the Intercreditor Agent and Depository Bank shall be responsible only for income reporting to the Internal Revenue Service with respect to income earned on the Collateral. This Section 7.11 shall survive the termination of this Agreement and the resignation or removal of the Collateral Agent.

(b) The Company agrees to indemnify and hold harmless each of the Collateral Agent, the Depository Bank and the Intercreditor Agent (in its individual and agency capacity), and each other Creditor Party from, and shall reimburse each of the Collateral Agent, the Depository Bank and the Intercreditor Agent (in its individual or agency capacity) and each other Creditor Party for any present or future claim for liability for any stamp or other similar tax and any penalties or interest with respect thereto, which may be assessed, levied or collected by any jurisdiction in connection with the Financing Documents, and the Collateral created hereunder or under any other Collateral Document or the attachment or perfection of the security interest granted to the Collateral Agent in any Collateral. The obligations of the Company under this Section 7.11 shall survive the resignation or removal of the Collateral Agent or the Intercreditor Agent or the termination of the other provisions of this Agreement.

Section 7.12 Limitation on Duties in Respect of Collateral. Beyond its express duties set forth in this Agreement or in the other Financing Documents to which it is a party as to the custody thereof, and the accounting to the Grantors and the Secured Parties for moneys received hereunder, neither the Depository Bank nor the Collateral Agent shall have any duty (implied or otherwise) to the Grantors or the Secured Parties with respect to any Collateral in its possession or control or in the possession or control of its agent or nominee, any income thereon, or the priority or preservation of rights against prior parties or any other rights pertaining thereto. To the extent, however, that the Collateral Agent or the Depository Bank or an agent or nominee of either of them maintains possession or control of any of the Collateral or the Collateral Documents at any office of the Collateral Agent or the Depository Bank, the Collateral Agent or the Depository Bank shall, or shall instruct such agent or nominee to, grant the Grantors and the other Secured Parties reasonable access to such Collateral (other than, except to the extent permitted pursuant to Article IV, the Account Collateral, the Recovery Event Proceeds Account and all funds and financial assets (including security entitlements and Cash Equivalents) from time to time on deposit in, or credited to, any thereof) or Collateral Documents as they previously notified the Collateral Agent to be required for the conduct of their businesses, except, in the case of the Grantors, if and to the extent that the Collateral Agent shall have received a Remedies Notice.

Section 7.13 Right to Initiate Judicial Proceedings, Etc. If the Collateral Agent shall have received a Remedies Notice, then, and during such time as such Remedies Notice shall not have been withdrawn in writing by the Required Creditors: (a) the Collateral Agent shall have the right and power to institute and maintain such suits and proceedings as it may deem appropriate to protect and enforce the rights vested in the Collateral Agent by this Agreement and the other Financing Documents; and (b) the Collateral Agent may, either after entry or without entry proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon the Collateral and to realize upon all or, from time to time, any of the property pledged hereunder for the benefit of the Secured Parties under the judgment or decree of a court of competent jurisdiction.

Section 7.14 Exculpatory Provisions. (a) Neither the Collateral Agent nor the Intercreditor Agent makes any representation as to the value or condition of the security interests created hereunder or any part thereof, or as to the title of any Grantor or as to the rights and interests granted or the security afforded by this Agreement or any other Financing Document, or as to the validity, execution (except by itself), enforceability, legality or sufficiency of this Agreement, any other Financing Document, the Secured Obligations or the Springdale Obligations and neither the Collateral Agent nor the Intercreditor Agent (in its individual and agency capacities) shall incur any liability or responsibility in respect of any such matters.

(b) Except as expressly provided for or referenced in any Financing Document to which it is a party, none of the Collateral Agent, the Depository Bank or the Intercreditor Agent shall be responsible for or under, nor chargeable with knowledge of the existence, the content, or the terms and conditions of, any other agreement, instrument or document. The Collateral Agent and the Depository Bank shall not be attributed with any knowledge or information that any other department or division of Citibank or any of Citibank’s Affiliates may have from time to time.

(c) Without prejudice to Section 4.08(d), all notices, certifications, approvals, directions, instructions or other communication given to the Collateral Agent with respect to, or otherwise relating to, this Agreement or the other Financing Documents, in each case, by any Creditor Party or Agent (whether on its own behalf or on behalf of the Secured Parties (or any class thereof)) shall be given in writing, signed by an Authorized Signatory of such Person and, except as otherwise expressly required under the Financing Documents, the Collateral Agent shall not be required to take any action under any Financing Document unless it has received such written instructions.

Section 7.15 Treatment of Creditor Parties. (a) Each of the Collateral Agent and the Intercreditor Agent may treat the holders of Senior Debt Obligations as the absolute owners thereof for all purposes under this Agreement and the other Financing Documents unless such Agent shall receive notice to the contrary from any Creditor Party or any Representative Agent.

(b) Any Person that shall be designated as the duly authorized representative of one or more of the Grantor or Creditor Parties to act as such in connection with any matters pertaining to this Agreement, any other Financing Document or the Collateral shall present to the Collateral Agent or Intercreditor Agent such documents, including opinions of counsel, as the Collateral Agent or Intercreditor Agent may reasonably request, in order to demonstrate to the Collateral Agent the authority of such Person to act as the representative of such Grantors or Creditor Parties.

Section 7.16 Miscellaneous. (a) Each of the Intercreditor Agent and the Collateral Agent shall have the right at any time to seek instructions concerning the administration of its duties and obligations hereunder or any other Financing Documents from the Required Creditors or any court of competent jurisdiction. In the event there is any disagreement between the other parties to this Agreement and the terms of this Agreement or any other applicable Financing Document do not unambiguously mandate the action the Intercreditor Agent or the Collateral Agent, as the case may be, is to take or not to take in connection therewith under the circumstances then existing, or the Intercreditor Agent or the Collateral Agent, as the case may be, is in doubt as to what action it is required to take or not to take, such Agent shall be entitled to refrain from taking any action until directed otherwise in writing by a request signed jointly by the Required Creditors or by order of a court of competent jurisdiction.

(b) None of the provisions of this Agreement or the other Financing Documents shall be construed to require either the Collateral Agent or the Intercreditor Agent to expend or risk its own funds or otherwise to incur any personal financial liability in the performance of any of its duties hereunder or thereunder. Neither the Collateral Agent nor the Intercreditor Agent shall be under any obligation to exercise any of the rights or powers vested in it by this Agreement or the other Financing Documents, at the request or direction of the Company, any other Grantor or any Creditor Party, (i) if any action it has been requested or directed to take would be contrary to Applicable Law, or (ii) unless such Agent shall have been offered security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction (including interest thereon from the time incurred until reimbursed).

Section 7.17 Indemnification. Each of the Amended Note Noteholders and the Secured Lenders agrees to indemnify the Collateral Agent, the Depository Bank and the Intercreditor Agent (to the extent not promptly reimbursed by the Company), ratably according to the respective amounts of the Senior Debt Obligations owed to such Creditor Party from time to time, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind of nature whatsoever that may be imposed on, incurred by, or asserted against the Collateral Agent, Depository Bank or Intercreditor Agent (as applicable) in any way relating to or arising out of this Agreement or any other Financing Document to which it is a party or any action taken or omitted by the Collateral Agent, Depository Bank or Intercreditor Agent (as applicable) under this Agreement or any other Financing Document to which it is a party (collectively, the “Indemnified Costs”); provided that no such Creditor Party shall be liable for any portion of the Indemnified Costs found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted directly and primarily from the Collateral Agent’s, Depository Bank’s or Intercreditor Agent’s (as applicable) gross negligence or willful misconduct. Without limiting the foregoing, each of the Amended Note Noteholders and Secured Lenders agrees to reimburse the Collateral Agent, Depository Bank or Intercreditor Agent (as applicable) promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees and disbursements) incurred by the Collateral Agent, Depository Bank or Intercreditor Agent (as applicable) in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Financing Document, to the extent that the Collateral Agent, the Depository Bank or the Intercreditor Agent (as applicable) is not reimbursed for such expenses by the Company. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.17 shall apply.

Section 7.18 Publicity. No printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions “Citibank, N.A.” by name or the rights, powers, or duties of the Collateral Agent, the Depository Bank or the Intercreditor Agent under this Agreement or any other Financing Document shall be issued by any of the parties hereto, or on such a party’s behalf, without the prior written consent of the Collateral Agent, the Depository Bank or the Intercreditor Agent, as the case may be.

Section 7.19 Merger; Consolidation. Any corporation into which the Collateral Agent, the Depository Bank or the Intercreditor Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Collateral Agent, the Depository Bank or the Intercreditor Agent shall be a party, or any corporation succeeding to the business of the Collateral Agent, the Depository Bank or Intercreditor Agent shall be the successor of the Collateral Agent, the Depository Bank or Intercreditor Agent, as the case may be, hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

ARTICLE VIII

OTHER AGREEMENTS

Section 8.01 Provision of Information; Meetings. (a) Each Creditor Party will, from time to time (as it deems reasonably necessary or appropriate in its sole judgment), consult with the other Creditor Parties with respect to the Senior Debt Obligations, the affairs of the Company and its Subsidiaries and, the Collateral.

(b) Each Agent agrees to give to each other Agent, and each Representative Agent agrees to give to each of its Related Creditors, written notice of any amendment, modification or waiver to the terms of this Agreement or any other Collateral Document requested from time to time by the Company, any other Grantor or any other Person party to this Agreement. Such notice shall include a description of the proposed terms of such amendment, modification or waiver and shall be delivered promptly after receipt thereof by such Agent or Representative Agent, as the case may be. Any notice required to be delivered pursuant to this Section 8.01(b) shall be delivered at least two Business Days prior to the effectiveness of any such amendment, modification or waiver and simultaneously to each Person entitled to delivery thereof.

(c) Any Representative Agent may, at any time following the occurrence and during the continuation of any Facility Event of Default, request that a meeting or meetings of the Creditor Parties, at reasonable times and locations, and with reasonable frequency, be convened, and upon such request having been given in accordance herewith, such meetings shall be convened as provided herein. Such a request for meeting shall be made in a written notice given to each Creditor Party in accordance herewith. Each such notice shall state the date of such meeting (which shall be not less than five Business Days nor more than 20 Business Days after the date of such notice, unless otherwise agreed by all Creditor Parties) and a general outline of the issues to be discussed at such meeting. Any Creditor Party shall have the right to appoint any Person (including another Creditor Party) to act as its representative at any such meeting of the Creditor Party. No Creditor Party shall be obligated to attend any such meetings.

Section 8.02 Creditor Action. (a) For all purposes of this Agreement and the other Financing Documents, action by any Representative Agent in accordance with the terms of this Agreement and any other applicable Financing Documents shall constitute action by its Related Creditors.

(b) For all purposes of this Agreement, each Representative Agent shall act as agent for each of its Related Creditors, in each case including for the following purposes: (A) to give or receive any notice, certificate, request, demand or other communication permitted or required to be given or received hereunder or thereunder to or from the Collateral Agent, any other Representative Agent, the Intercreditor Agent or any other Creditor Party, (B) to vote the outstanding Senior Debt Obligations owing to such Related Creditor (in the manner authorized or directed by the relevant requisite Related Creditors in accordance with the applicable Financing Documents), at any meeting of Creditor Parties (or class thereof) hereunder and (C) otherwise to take any action required or permitted to be taken by its Related Creditors hereunder or thereunder. To the extent that any of such parties shall be entitled to grant any consent or approval, or cast any vote whatsoever, all of such notices, certificates, requests, demands or other communications in respect of any such parties only shall be given or received (as the case may be), any such votes shall be cast and all of such actions shall be taken by its Representative Agent; provided that for the avoidance of doubt, any such votes cast by the Representative Agent shall be made on an individual Related Creditor basis rather than aggregated for all of the Related Creditors of such Representative Agent.

ARTICLE IX

MISCELLANEOUS

Section 9.01 Indemnity and Expenses. (a) Each Grantor agrees to indemnify, defend and save and hold harmless each Creditor Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from the Financing Documents (including enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense if found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted directly and primarily from such Indemnified Party’s gross negligence or willful misconduct.

(b) Each Grantor will upon demand pay to the Collateral Agent or the Intercreditor Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the Collateral Agent or the Intercreditor Agent may incur in connection with (i) the administration of any Financing Document to which it is a party, (ii) in the case of the Collateral Agent, the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor, (iii) the exercise or enforcement of any of the rights of the Collateral Agent, the Intercreditor Agent or any other Creditor Party hereunder or (iv) the failure by such Grantor to perform or observe any of the provisions hereof.

(c) The indemnities provided by the Grantors pursuant to this Agreement shall survive the expiration, cancellation, termination or modification of this Agreement or the other Financing Documents, the resignation or removal of an Agent, and the provision of any subsequent or additional indemnity by any Person.

Section 9.02 Amendments; Waivers, Etc. (a) Subject to Section 9.02(b), no amendment, modification or waiver of any provision of this Agreement or any other Collateral Document and no consent with respect to any departure by any Grantor herefrom or therefrom, shall be effective unless the same shall be in writing and signed by the Required Creditors and acknowledged by the Collateral Agent and the Intercreditor Agent, and then any such waiver or consent shall be effective only if in writing and in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:

(i) amend, modify or waive the provisions of Section 2.01 or any related definition in any manner that materially and adversely affects the Initial Lenders or Consenting Amended Note Noteholders owed any of the Senior Debt Obligations outstanding under the Amended B Notes or the Springdale Tranche B Facility without the written consent of (A) each Initial Lender owed any such Senior Debt Obligations and (B) so long as any Amended B Notes are outstanding, the Supermajority Consenting Noteholders;

(ii) amend, modify or waive any of the provisions of Section 2.02 or 6.11 or any related definition in any manner which would alter the priority of the Liens under the Collateral Documents or the priority of payment of the Senior Debt Obligations contemplated thereby without the written consent of (A) each Initial Lender (including each Term B Lender) owed any outstanding Senior Debt Obligations at the time of any such amendment, modification or waiver, (B) the Required Replacement Senior Debt Lenders under each Replacement Senior Debt Agreement in effect at the time of any such amendment, modification or waiver (but excluding for the avoidance of doubt the Term B Lenders as to which clause (A) shall apply) and (C) so long as any Amended Intercreditor Notes are outstanding, the Supermajority Consenting Noteholders;

(iii) amend, modify or waive any of the provisions of Section 2.03, 2.04, 2.05, 2.07, 2.08 or 6.11 which would result in any change in the ratable sharing or allocation of any repayment of the Senior Debt Obligations required thereby without the written consent of (A) each Initial Lender (including each Term B Lender) owed any outstanding Senior Debt Obligations at the time of any such amendment, modification or waiver, (B) the Required Replacement Senior Debt Lenders under each Replacement Senior Debt Agreement in effect at the time of any such amendment, modification or waiver (but excluding for the avoidance of doubt the Term B Lenders as to which clause (A) shall apply) and (C) so long as any Amended Intercreditor Notes are outstanding, the Supermajority Consenting Noteholders;

(iv) (A) so long as any Amended Intercreditor Notes are outstanding, amend, modify or waive Section 2.05(d) without the written consent of the Required Consenting Noteholders and (B) so long as any Amended Notes are outstanding, amend, modify or waive Section 2.04(b), without the written consent of the Required Noteholders;

(v) release all or any substantial portion of the Collateral (including the Springdale Assets) in any transaction or series of related transactions or permit the creation, incurrence, assumption or existence of any Lien on any substantial portion of the Collateral (including the Springdale Assets) in any transaction or series of related transactions to secure any Obligations other than the Senior Debt Obligations (except to the extent expressly contemplated or permitted under any Financing Document) without the written consent of (A) each Initial Lender (including each Term B Lender) owed any outstanding Senior Debt Obligations at the time of such proposed release or creation, incurrence, assumption or permitted existence, (B) the Required Replacement Senior Debt Lenders under each Replacement Senior Debt Agreement in effect at the time of any such proposed release or creation, incurrence or permitted existence (but excluding for the avoidance of doubt the Term B Lenders as to which clause (A) shall apply) and (C) so long as any Amended Intercreditor Notes are outstanding, the Supermajority Consenting Noteholders; provided that notwithstanding the foregoing, any release of any amounts on deposit in, or credited to the Recovery Event Proceeds Account other than in accordance with the terms of this Agreement or any amendment, modification, or waiver to the provisions of Article IV relating to the Recovery Event Proceeds Account shall only require the consent of the Required Creditors; or

(vi) so long as any Senior Debt Obligations remain outstanding under the Term B Credit Agreement, amend, modify or waive Section 6.03(c) or change the definition of “Required Term B Lenders”, without the prior written consent of the Required Term B Lenders;

(vii) so long as any Senior Debt Obligations remain outstanding under the Springdale Tranche B Facility, amend, modify or waive any of the provisions of Section 5.16 without the written consent of each of the Initial Lenders (including each Term B Lender) and Consenting Amended Note Noteholders owed any of the Senior Debt Obligations;

(viii) (A) so long as any Amended Intercreditor Notes are outstanding, change the definition of “Required Consenting Noteholders” or “Supermajority Consenting Noteholders” without the prior written consent of the Supermajority Consenting Noteholders and (B) so long as any Amended Notes are outstanding, change the definition of “Required Noteholders” or “Supermajority Noteholders”, without the prior written consent of the Supermajority Noteholders;

(ix) change the definition of “Required Replacement Senior Debt Lenders” without the prior written consent of the Required Replacement Senior Debt Lenders under each Replacement Senior Debt Agreement in effect at such time (including the Required Term C Lenders);

(x) change any provision of this Section 9.02, the definition of “Required Creditors” or any other provision hereof specifying the percentage of the Initial Lenders, Amended Note Noteholders, Consenting Amended Note Noteholders or Replacement Senior Debt Lenders required to amend, waive or otherwise modify any rights hereunder or under any other Collateral Document or make any determination or grant any consent hereunder or under any other Collateral Document, without the written consent of (A) so long as any Amended Intercreditor Notes are then outstanding, the Supermajority Consenting Noteholders, (B) so long as any Amended C Notes are then outstanding, the Supermajority Noteholders, (C) so long as any Senior Debt Obligations remain outstanding under the Term B Credit Agreement, the Required Term B Lenders and (D) the Required Replacement Senior Debt Lenders under each Replacement Senior Debt Agreement in effect at such time (including the Required Term C Lenders);

and provided further that no amendment, waiver or consent shall, unless in writing and signed by any relevant Agent in addition to the Creditor Parties required above, affect the rights or duties of such Agent under this Agreement or any other Collateral Document to which such Agent is a party.

(b) Notwithstanding Section 9.02(a), if at any time any Replacement Senior Debt is incurred which would require that this Agreement comply with the requirements of the SEC in connection with the qualification of this Agreement under the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aa-77bbb),

as in effect on the date such Replacement Senior Debt is incurred, the Company, when authorized by a resolution of its Board of Directors (as evidenced by a Board Resolution delivered to the Collateral Agent, which Board Resolution shall indicate that such amendment or supplement does not have any material adverse effect on any of the Creditor Parties then owed or holding any of the Senior Debt Obligations), and the Collateral Agent may amend or supplement this Agreement without prior notice to or the consent of any other Creditor Party; provided that the Collateral Agent shall deliver to each Creditor Party a copy of any such amendment promptly after the execution thereof.

(c) (i) Except as otherwise specifically provided in this Agreement or any other Collateral Document, the Creditor Parties hereto may amend, modify, terminate, change or waive, or consent or agree to any amendment, modification, termination, change or waiver of, any provision of any other Financing Document to which they are a party in accordance with the terms thereof.

(ii) Notwithstanding anything to the contrary in this Agreement or any other Financing Document, in no event shall any Creditor Party have any right to enter into, or consent to, any amendment, waiver, supplement or other modification of any of the provisions of the Financing Documents that would (A) increase the principal of, or interest on, the outstanding principal amount of the Senior Obligations payable to it under the Financing Documents, or any fees or other amounts payable to it under the Financing Documents; or (B) extend or postpone any date fixed for any payment of principal, interest, fees or other amounts payable under the Financing Documents, in the case of clause (A) or (B), in any transaction or series of related transactions, without notifying each of the Representative Agents for the other Creditor Parties at least three Business Days prior thereto.

Section 9.03 Subordination. (a) Each Grantor hereby subordinates any and all debts, liabilities and other Obligations owed to such Grantor by each other Grantor (the “Subordinated Obligations”) to the Senior Debt Obligations to the extent and in the manner hereinafter set forth in this Section 9.03:

(b) Except during the continuance of a Default (including the commencement and continuation of any Insolvency Proceeding relating to any other Grantor), each Grantor may receive regularly scheduled payments from any other Grantor on account of the Subordinated Obligations. After the occurrence and during the continuance of any Default (including the commencement and continuation of any Insolvency Proceeding relating to any other Grantor), however, unless the Required Creditors otherwise agree, no Grantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

(c) In any Insolvency Proceeding relating to any other Grantor, each Grantor agrees that each Creditor Party shall be entitled to receive payment in full in cash of all Senior Debt Obligations owed to such Creditor Party (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding (“Post Petition Interest”)) before such Grantor receives payment of any Subordinated Obligations.

(d) After the occurrence and during the continuance of any Default (including the commencement and continuation of any Insolvency Proceeding relating to any other Grantor), each Grantor shall, if the Collateral Agent or the Intercreditor Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Creditor Parties and deliver such payments to the Intercreditor Agent on account of the Senior Debt Obligations owed to the Creditor Parties (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Grantor under the other provisions of this Agreement or any other Financing Document to which it is a party.

(e) After the occurrence and during the continuance of any Default (including the commencement and continuation of any Insolvency Proceeding relating to any other Grantor), the Collateral Agent and the Intercreditor Agent are authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Grantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Senior Debt Obligations (including any and all Post Petition Interest), and (ii) to require each Grantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Intercreditor Agent for application to the Secured Obligations (including any and all Post Petition Interest).

Section 9.04 Additional Grantors. If at any time any Person is required to execute a security agreement, supplement pursuant to the terms of the Financing Document, such Person shall execute and deliver a security agreement supplement in the form of Exhibit A hereto (each a “Security Agreement Supplement”), and thereafter (a) such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor hereunder, and each reference in this Agreement and the other Financing Documents to “Grantor” shall also mean and be a reference to such Additional Grantor, and each reference in this Agreement and the other Financing Documents to “Collateral” shall also mean and be a reference to the Collateral of such Additional Grantor, and (ib) the supplemental schedules attached to each Security Agreement Supplement shall be incorporated into and become a part of and supplement Schedules 3.01(a), 3.01(b), 3.01(f), 3.01(g), 5.01(h), 5.04(b) and A-1, respectively, hereto, and the Collateral Agent may attach such supplemental schedules to such Schedules; and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant to each Security Agreement Supplement.

Section 9.05 Security Interest Absolute and Waivers. (a) The Obligations of each Grantor under or in respect of this Agreement or any other Collateral Document to which such Grantor is a party are independent of the Senior Debt Obligations or any other Obligations of any other Grantor under or in respect of the Financing Documents, and a separate action or actions may be brought and prosecuted against each Grantor to enforce this Agreement or any other Collateral Document to which such Grantor is a party, irrespective of whether any action is brought against the Company or any other Grantor or whether the Company or any other Grantor is joined in any such action or actions. All rights of the Collateral Agent and the other Secured Parties and the pledge, assignment and security interest hereunder, and all Obligations of each Grantor hereunder, shall be irrevocable, absolute and unconditional irrespective of, and each Grantor hereby irrevocably waives (to the maximum extent permitted by applicable law) any defenses it may now have or may hereafter acquire in any way relating to, any or all of the following:

(i) any lack of validity or enforceability of any Financing Document or any other agreement or instrument relating thereto;

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Debt Obligations or any other Obligations of any Grantor under or in respect of the Financing Documents or any other amendment or waiver of or any consent to any departure from any Financing Document, including any increase in the Senior Debt Obligations resulting from the extension of additional credit to any Grantor or any of its Subsidiaries or otherwise;

(iii) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Senior Debt Obligations;

(iv) any manner of application of any Collateral or any other collateral, or proceeds thereof, to all or any of the Senior Debt Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Senior Debt Obligations or any other Obligations of any Grantor under or in respect of the Financing Documents or any other assets of any Grantor or any of its Subsidiaries;

(v) any change, restructuring or termination of the corporate structure or existence of any Grantor or any of its Subsidiaries;

(vi) any failure of any Secured Party to disclose to any Grantor any information relating to the business, condition (financial or otherwise), operations, performance, assets, nature of assets, liabilities or prospects of any other Grantor now or hereafter known to such Secured Party (each Grantor waiving any duty on the part of the Secured Parties to disclose such information);

(vii) the failure of any other Person to execute or deliver this Agreement or any other Collateral Document, guaranty or agreement or the release or reduction of liability of any Grantor or other grantor or surety with respect to the Senior Debt Obligations; or

(viii) any other circumstance (including any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, such Grantor or any other Grantor or a third party grantor of a security interest.

(b) This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations or the Springdale Obligations, as the case may be, is rescinded or must otherwise be returned by any Secured Party or by any other Person upon the insolvency, bankruptcy or reorganization of any Grantor or otherwise, all as though such payment had not been made.

(c) Each Grantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Secured Obligations or the Springdale Obligations and this Agreement or any other Collateral Document to which such Grantor is a party and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Grantor or any other Person or any Collateral.

(d) Each Grantor hereby unconditionally and irrevocably waives any right to revoke this Agreement or any other Collateral Document to which such Grantor is a party and acknowledges that this Agreement or any other Collateral Document to which such Grantor is a party is continuing in nature and applies to all Secured Obligations and, to the extent applicable, the Springdale Obligations, whether existing now or in the future.

(e) Each Grantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Grantor or other rights of such Grantor to proceed against any of the other Grantors, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Grantor hereunder.

(f) Each Grantor acknowledges that the Collateral Agent may, without notice to or demand upon such Grantor and without affecting the liability of such Grantor under this Agreement or any other Collateral Document to which such Grantor is a party, foreclose under any Mortgage by nonjudicial sale (subject to Applicable Law), and each Grantor hereby waives any defense to the recovery by the Collateral Agent and the other Secured Parties against such Grantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by Applicable Law.

(g) Each Grantor hereby unconditionally and irrevocably waives any duty on the part of any Secured Party to disclose to such Grantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Grantor or any of its Subsidiaries now or hereafter known by such Secured Party.

(h) Each Grantor and each of the Creditor Parties confirms that it is the intention of all such Persons that this Agreement, the other Collateral Documents and the Obligations of each Grantor hereunder or thereunder do not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Agreement, any other Collateral Document and the Obligations of each Grantor hereunder or thereunder or in connection with any Insolvency Proceeding in respect of any Grantor. To effectuate the foregoing intention, the Collateral Agent, the other Secured Parties and the Grantors hereby irrevocably agree that the Obligations of each Grantor under this Agreement and the other Collateral Documents at any time shall be limited to the maximum amount as will result in the Obligations of such Grantor under this Agreement and the other Collateral Documents not constituting a fraudulent transfer or conveyance.

(i) Each Grantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Financing Documents and that the waivers set forth in this Section 9.05 are knowingly made in contemplation of such benefits.

Section 9.06 Notices; Etc. (a) All notices and other communications provided for hereunder shall be in writing (including telecopier communication) and mailed, telecopied or otherwise delivered, in the case of any Grantor or any Agent, addressed to it at its address specified on the signature pages hereto; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications shall, when mailed, telecopied or otherwise delivered, be effective when deposited in the mails, telecopied or otherwise delivered (or confirmed by a signed receipt), respectively, addressed as aforesaid; except that notices and other communications to the Collateral Agent shall not be effective until received by it. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or any Exhibit, Schedule or Appendix hereto shall be effective as delivery of an original executed counterpart thereof.

(b) Each of the Collateral Agent and the Intercreditor Agent shall promptly forward to each Representative Agent copies of any notice, certificate, report, instrument, demand, request, direction, instruction, waiver, receipt, consent or other document that it receives from any other party hereto or to any other Financing Document to which it is a party.

Section 9.07 Continuing Security Interest; Assignments Under the Financing Documents. This Agreement and each other Collateral Document shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Senior Debt Obligations, (ii) the Final Maturity Date and (iii) the termination or expiration of all Commitments, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent and the Intercreditor Agent hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Creditor Party may assign, sell or otherwise transfer all or any portion of its rights and obligations under any Facility (including all or any portion of its Commitment, the Senior Debt Obligations owing to it and the Facility Note or Facility Notes, if any, held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Creditor Party herein or otherwise, in each case as provided in the Financing Documents relating to each such Facility. Each of the Collateral Agent and the Intercreditor Agent shall promptly forward to each Representative Agent copies of any notice, certificate, report, instrument, demand, request, direction, instruction, waiver, receipt, consent or other document that it receives from any other Creditor Party hereto or to any other Financing Document to which it is a party.

Section 9.08 Release and Termination. (a) Upon any sale, lease, transfer or other disposition of any item of Collateral of any Grantor in accordance with the terms of the Financing Documents (other than sales of Inventory in the ordinary course of business), the Collateral Agent will, at such Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby or under any other Collateral

Document; provided that (a) at the time of such request and such release no Default shall have occurred and be continuing, (b) such Grantor shall have delivered to the Collateral Agent, at least ten Business Days prior to the date of the proposed release, a written request for release describing the item of Collateral and the terms of the sale, lease, transfer or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a form of release for execution by the Collateral Agent and a certificate of such Grantor to the effect that the transaction is in compliance with the Financing Documents and as to such other matters as the Collateral Agent may request and (c) the proceeds of any such sale, lease, transfer or other disposition required to be applied, or any payment to be made in connection therewith, in accordance with Section 2.03 shall, to the extent so required, be paid or made to, or in accordance with the instructions of, the Collateral Agent when and as required under Section 2.03.

(b) Upon the latest of (i) the payment in full in cash of the Senior Debt Obligations, (ii) the Final Maturity Date and (iii) the termination or expiration of all Commitments, the pledge and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantor. Upon any such termination, the Collateral Agent will, at the applicable Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

Section 9.09 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

Section 9.10 Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, then to the extent permitted by law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 9.11 Integration. This Agreement represents the agreement of the parties hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any party relative to subject matter hereof not expressly set forth or referred to herein or in the other Financing Documents.

Section 9.12 No Partnership. Nothing contained in this Agreement and no action by any Creditor Party is intended to constitute or shall be deemed to constitute the Creditor Parties (or any of them) a partnership, association, joint venture or other entity.

Section 9.13 No Reliance. No Creditor Party has relied on any representation or warranty of any other Creditor Party with respect to this Agreement and the transactions contemplated hereunder unless such representation or warranty has been set forth expressly in this Agreement.

Section 9.14 Third Party Beneficiaries. All undertakings, agreements, representations and warranties contained in this Agreement and the other Collateral Documents are solely for the benefit of the Creditor Parties and their respective successors and permitted assigns, and (a) there are no other parties (including any Affiliates of any Grantor) who are intended to be benefited in any way by this Agreement and the other Collateral Documents and (b) nothing herein shall give the Company, any other Grantor or any of their respective Affiliates or any other Person (other than a Creditor Party) any benefit or any legal or equitable right or remedy under this Agreement or any other Collateral Document. The existence of this Agreement and the other Collateral Documents shall not commit or obligate the Creditor Parties to make any Advances or consummate any of the other transactions contemplated by the Financing Documents. For the avoidance of doubt no Amended Note Noteholder holding any Amended C Note from time to time shall be entitled to any prepayment or redemption in respect of its Senior Debt Obligations pursuant to the terms of Article II or the benefit of any Lien or security interest created in favor of the Secured Parties (including, without limitation, any Enforcement Proceeds relating thereto).

Section 9.15 No Impairment. Nothing in this Agreement is intended or shall be construed to impair, diminish or otherwise adversely affect any other rights the Creditor Parties may have or may obtain against the Company, any other Grantor or any other Person.

Section 9.16 Equitable Remedies. Each party to this Agreement acknowledges that the breach by it of any of the provisions of this Agreement is likely to cause irreparable damage to the other party. Therefore, the relief to which any party shall be entitled in the event of any such breach or threatened breach shall include, but not be limited to, a mandatory injunction for specific performance, injunctive or other judicial relief to prevent a violation of any of the provisions of this Agreement, damages and any other relief to which it may be entitled at law or in equity.

Section 9.17 Remedies. (a) Other than as stated expressly herein, no remedy herein conferred upon the Collateral Agent or any other Creditor Party is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or the other Financing Documents, or now or hereafter existing at law or in equity or by statute or otherwise.

(b) As between the Grantors and each Creditor Party, it is agreed that the amounts payable by the Company at any time in respect of the Senior Debt Obligations shall be a separate and independent debt and each Creditor Party shall be entitled to protect and enforce its rights arising out of this Agreement or the other Financing Documents and its right, pursuant to the terms of any Financing Document to which it is a party, to cancel or suspend its Commitments thereunder and to accelerate the maturity of any of the Senior Debt Obligations and, except as aforesaid, it shall not be necessary for any other Creditor Party to consent to, or be joined as an additional party in, any proceedings for such purposes.

(c) In case any Creditor Party or the Collateral Agent shall have proceeded to enforce any right, remedy or power under this Agreement or any other Financing Document and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to such Creditor Party, then and in every such case the Grantors and the Creditor Parties shall, subject to any effect of or determination in such proceeding, severally and respectively be restored to their former positions and rights under this Agreement or any other Financing Document and thereafter all rights, remedies and powers of the Creditor Parties shall continue as though no such proceeding had been taken.

Section 9.18 Limitations. (a) The obligations, liabilities or responsibilities of any party hereunder shall be limited to those obligations, liabilities or responsibilities expressly set forth and attributed to such party pursuant to this Agreement or otherwise applicable under Applicable Law.

(b) In no event shall any Indemnified Party be liable for, and each of the Grantors hereby agrees not to assert any claim against any Indemnified Party, on any theory of liability, for consequential, incidental, indirect, punitive or special damages arising out of or otherwise relating to the Facility Notes, this Agreement, the other Financing Documents, any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Advances.

Section 9.19 Survival. Notwithstanding anything in this Agreement to the contrary, Sections 7.10, 7.11, 7.17, 9.01, 9.19, 9.20, 9.21, 9.22, 9.23 and 9.24 shall survive any termination of this Agreement. In addition, each representation and warranty made or deemed to be made hereunder shall survive the making of such representation and warranty, and no Creditor Party shall be deemed to have waived, by reason of making any Advance or acceptance of any Facility Note or making any payment pursuant thereto, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Creditor Party may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Advance was made or such Facility Note was issued.

Section 9.20 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 9.21 The Mortgages. In the event that any of the Collateral hereunder is also subject to a valid and enforceable Lien under the terms of any Mortgage and the terms of such Mortgage are inconsistent with the terms of this Agreement, then with respect to such Collateral, the terms of such Mortgage shall be controlling in the case of fixtures and real estate leases, letting and licenses of, and contracts and agreements relating to the lease of, real property, and the terms of this Agreement shall be controlling in the case of all other Collateral.

Section 9.22 Jurisdiction, Etc. (a) Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Financing Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Financing Documents in the courts of any jurisdiction.

(b) Each of the parties irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Financing Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and agrees not to plead or claim, any right of immunity from legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, from execution of judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, and consents to such relief and enforcement against it, its assets and its revenues in any jurisdiction, in each case with respect to any matter arising out of, or in connection with, this Agreement. Each of the parties hereto waives personal service of process and consents to service of process by certified or registered mail, return receipt requested, directed to it at the address last specified for notices hereunder, and such service shall be deemed completed ten days after the same is so mailed.

Section 9.23 WAIVER OF JURY TRIAL. EACH OF THE PARTIES IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER FINANCING DOCUMENTS OR THE ACTIONS OF ANY GRANTOR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

Section 9.24 Confidentiality. (a) The Company, each other Grantor and each Creditor Party hereby agree that the Company, each other Grantor and each Creditor Party (and each of their respective, and their respective Affiliates’, directors, officers, employees, agents and advisors) is, and has been from the commencement of discussions with respect to the transactions contemplated by the Financing Documents, permitted to disclose to any and all Persons, without limitation of any kind, the structure and tax aspects (within the meaning of Sections 6011 and 6111 of the Code and the regulations promulgated thereunder) of the transactions contemplated by the Financing Documents, and all materials of any kind (including opinions or other tax analyses) that are or have been delivered to the Company, any other Grantor or any Creditor Party related to such structure and tax aspects. In this regard, the Company, each other Grantor and each Creditor Party acknowledges and agrees that its disclosure of the structure or tax aspects of the transactions contemplated by the Financing Documents is not limited in any way by an express or implied understanding or agreement, oral or written (whether or not such understanding or agreement is legally binding). Furthermore, the Company, each other Grantor and each Creditor Party acknowledges and agrees that it does not know or have reason to know that its use or disclosure of information relating to the structure or tax aspects of the transactions contemplated by the Financing Documents is limited in any other manner (such as where the transactions contemplated by the Financing Documents is claimed to be proprietary or exclusive) for the benefit of any other Person. To the extent that disclosure of the structure or tax aspects of the transactions contemplated by the Financing Documents by the Company, any other Grantor or any Creditor Party is limited by any existing agreement between the Company, any other Grantor or any Creditor Party, such limitation is agreed to be void ab initio and such agreement is hereby amended to permit disclosure of the structure and tax aspects of the transactions contemplated by the Financing Documents as provided in this Section 9.24(a).

(b) Subject to clause (a) and, with respect to each of the Amended Note Noteholders to the terms of any confidentiality agreement in existence as of the Amendment Date between the Company and such Amended Note Noteholder, no Creditor Party may disclose to any Person any confidential, proprietary or non-public information of the Company or any other Grantor (such information being referred to collectively herein as the “Company Information”), except that each Creditor Party may disclose Company Information (i) to its and its Affiliates’ employees, officers, directors, agents, swap counterparties, independent or internal auditors and advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Company Information and instructed to keep such Company Information confidential on substantially the same terms as provided herein), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or under any other Financing Document or any suit, action or proceeding relating to this Agreement or any other Financing Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 9.24, to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, including, in the case of any securitization or collateralization of, or other similar transaction relating to, its Commitments or Senior Debt Obligations by any Creditor Party, disclosure to any necessary Person in connection with such securitization, collateralization or other transaction (including any funding vehicle organized to undertake or effectuate such securitization, collateralization or other transaction, its lenders, sureties, reinsurers, swap counterparties, guarantors or credit liquidity enhancers, their respective directors, officers, and advisors, and any rating agency), (vii) to the extent such Company Information (A) is or becomes generally available to the public on a non-confidential basis other than as a result of a breach of this Section 9.24 by such Creditor Party, or (B) is or becomes available to such Creditor Party on a nonconfidential basis from a source other than the Company and (viii) with the consent of the Company.

(c) Subject to clause (a), neither the Company nor any other Grantor may disclose to any Person the amount or terms of any fees payable to any Creditor Party (such information being collectively referred to herein as the “Facility Information”), except that each Grantor may disclose the Facility Information (i) to its and its Affiliates’ employees, officers, directors, agents and advisors who have a need to know the Facility Information in connection with this Agreement and the transactions contemplated hereby or (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process.

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